UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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PROXY STATEMENT
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LIFE TECHNOLOGIES CORPORATION

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March 18, 2011

Dear Stockholder:

This year’s Annual Meeting of Stockholders will be held on April 28, 2011 at 8:00 a.m. local time, at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008. You are cordially invited to attend.

We are pleased to furnish proxy materials to our stockholders over the Internet pursuant to rules of the U.S. Securities and Exchange Commission. On March 18, 2011, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone, and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and proxy card were enclosed.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the Proxy Statement, please make sure to vote your shares by promptly voting electronically or telephonically as described in the enclosed Proxy Statement, or if you received a paper copy of the proxy card, by dating, signing and returning your proxy card, or attending the annual meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

We appreciate your comments and encourage you to let us know what you think about our Proxy process. You can submit comments to us by going to www.proxydocs.com/life if you are submitting your votes electronically, or by writing comments on the back of your proxy card and mailing it to the address listed on the card.

A copy of our 2010 Annual Report is also enclosed, but we also encourage you to view our more in depth annual report online at www.lifetechnologies.com.

Your vote is very important to us. I urge you to vote “FOR” all proposals.

I look forward to seeing you at the annual meeting.

Very truly yours,

Gregory T. Lucier
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2011

To our Stockholders:

The Annual Meeting of Stockholders of Life Technologies Corporation (the Company), will be held on April 28, 2011, at 8:00 a.m. local time, at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008, for the following purposes:

1.	To elect four Class III directors, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class III directors at the meeting: Balakrishnan S. Iyer, Gregory T. Lucier, Ronald A. Matricaria and David C. U’Prichard, Ph.D. Also, to elect two Class I directors to hold office for a one-year term until the 2012 annual meeting of stockholders and each until his or her successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class I directors at the meeting: William H. Longfield and Ora H. Pescovitz, M.D.

2.	To consider a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

3.	To consider a proposal to adopt changes to the Restated Certificate of Incorporation of the Company.

4.	To consider a proposal relating to an advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2010 (the Named Executive Officers).

5.	To consider a proposal relating to an advisory vote regarding the frequency of stockholder voting on the compensation of the Named Executive Officers.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” each of these proposals. Stockholders of record at the close of business on February 28, 2011, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on February 28, 2011, will be available at our principal offices, located at 5791 Van Allen Way, Carlsbad, California 92008, for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

John A. Cottingham
Chief Legal Officer & Secretary

Carlsbad, California
March 18, 2011

IMPORTANT: Please vote telephonically or electronically, as described in the accompanying materials, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2011: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials may be viewed at www.proxydocs.com/life.

i

Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (the Board) of Life Technologies Corporation (also referred to as Life Technologies, the Company or we) and contains information related to the Annual Meeting of Stockholders (the Annual Meeting) to be held April 28, 2011, at 8:00 a.m. local time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008. This Proxy Statement was filed with the Securities and Exchange Commission (the SEC) on March 18, 2011, and the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders was March 18, 2011.

Life Technologies will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Life Technologies stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, Life Technologies has retained Alliance Advisors, LLC to solicit stockholder proxies at a cost of approximately $7,000, plus reimbursement of reasonable out-of-pocket expenses.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters presented in this Proxy Statement. These matters include: the election of directors, the ratification of the reappointment of Ernst & Young LLP as our independent registered public accounting firm, the adoption of certain changes to the Restated Certificate of Incorporation of the Company (the Restated Certificate of Incorporation), an advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2010 (the Named Executive Officers) and an advisory vote regarding the frequency of stockholder voting on the compensation of the Named Executive Officers. In addition, management will report on Life Technologies’ performance during 2010 and will respond to questions from our stockholders. The Annual Report for the fiscal year ended December 31, 2010, is available online at www.lifetechnologies.com.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on the record date, February 28, 2011, are entitled to vote the shares of Life Technologies stock they held on the record date at the Annual Meeting. As of the close of business on the record date, there were 180,059,951 shares of the Company’s common stock (the Common Stock) outstanding and entitled to vote.

Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement.

What does it mean to be a “stockholder of record”?

If, on February 28, 2011, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

What does it mean to beneficially own shares in “street name”?

If, on February 28, 2011, your shares were held in an account at a broker, bank, trust, or other agent, (we will refer to those organizations collectively as “broker”) then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How is a quorum established and what is the vote required for each proposal?

The Company’s Sixth Amended and Restated Bylaws (the Bylaws) provide that a majority of all the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of directors, adoption of changes to the Restated Certificate of Incorporation, the advisory resolution regarding the compensation of the Named Executive Officers and the advisory vote regarding the frequency of stockholder voting on the compensation of the Named Executive Officers.

Under the Bylaws, at any meeting of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director. All other matters shall be determined by a majority of the votes cast, unless otherwise required by applicable law, rule or regulation or the Company’s charter documents. The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How do I vote?

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

If you are a stockholder with shares registered in your name, you may vote by one of the following three methods:

•	Vote via the Internet. Go to the web address http://www.proxydocs.com/life and follow the instructions for Internet voting shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-390-5390 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•	Vote by Proxy Card mailed to you. If you do not wish to vote by the Internet or by telephone, please complete, sign, date and mail the Proxy Card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your Proxy Card.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals unless you provide instructions as to how to vote your shares.

Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that your shares are held of record by a broker, bank or other nominee and if you wish to vote at the Annual Meeting, you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee. Otherwise, you will not be permitted to vote at the Annual Meeting.

ELECTION OF DIRECTORS

We have a classified Board of Directors, such that directors in each class are elected for a term of three years. Our Board currently consists of five Class III directors (Balakrishnan S. Iyer, William H. Longfield, Ronald A. Matricaria, W. Ann Reynolds, Ph.D. and David C. U’Prichard, Ph.D.) who will serve until the 2011 Annual Meeting of Stockholders, three Class I directors (Donald W. Grimm, Gregory T. Lucier and Per A. Peterson, Ph.D.) who will serve until the 2012 Annual Meeting of Stockholders, and four Class II directors (George F. Adam, Jr., Raymond V. Dittamore, Arnold J. Levine, Ph.D. and Bradley G. Lorimier) who will serve until the 2013 Annual Meeting of Stockholders, in each case until their respective successors are duly elected and qualified.

At the Annual Meeting, the stockholders will be asked to elect four nominees as Class III directors and two nominees as Class I directors. The nominees for election at the 2011 Annual Meeting of Stockholders to fill the four Class III positions on the Board are Balakrishnan S. Iyer, Gregory T. Lucier, Ronald A. Matricaria and David C. U’Prichard, Ph.D. The nominees for election at the Annual Meeting to fill two Class I positions on the Board are William H. Longfield and Ora H. Pescovitz, M.D.

Dr. Reynolds will be retiring as a Class III director immediately following the Annual Meeting in accordance with our Corporate Governance Principles, which provide that the Board nominate only individuals who are 72 years of age or younger on the date of the election of such individual. To provide for an even distribution of directors across each class, our Board decided to reduce the number of directors allocated to Class III to four directors and increase the number of directors allocated to Class I to four directors, such that immediately following the Annual Meeting each of Classes I, II and III will have four members. As a result, the Board has chosen not to fill the Class III vacancy created by Dr. Reynolds’ retirement and has instead re-allocated this vacancy to Class I. The Board has nominated Ora H. Pescovitz, M.D. for election as a new Class I director, to fill the vacancy on the Board created by Dr. Reynolds’ retirement.

In addition, the Board is nominating current Class III director William H. Longfield for election as a Class I director at the Annual Meeting. The Board decided to nominate Mr. Longfield for election as a Class I director, with a term expiring at the 2012 annual meeting of stockholders, because Mr. Longfield will be older than 72 years of age at the time of the 2012 annual meeting of stockholders and it is therefore anticipated that Mr. Longfield will retire from the Board upon the expiration of his term in 2012. Mr. Lucier, currently a Class I director, has agreed to shorten his current term by one year and stand for election as a Class III director, filling the Class III vacancy left by Mr. Longfield and bringing the total number of Class III nominees for director to four. The Board has recommended these modifications to its current structure in the interests of balancing class membership in light of the resignation of former director William S. Shanahan in June 2010, the retirement of Dr. Reynolds in April 2011 and the anticipated retirement of Mr. Longfield in April 2012.

If elected, the nominees for the Class III positions will serve as directors until the annual meeting of stockholders in 2014, and the nominees for the Class I positions will serve as directors until the annual meeting of stockholders in 2012, in each case until his or her successor is elected and qualified. If a quorum is present at the Annual Meeting, each of the four nominees for Class III director and each of the two nominees for Class I director receiving the majority of votes cast for such nominee will be elected. Abstentions and broker non-votes will not have any effect on the outcome of the vote. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominee as the proxy holders may designate.

The following information relates to the nominees listed above and to the Company’s other directors whose terms of office will extend beyond the Annual Meeting, and sets forth the specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. In addition to this information, we also believe that each of our director nominees and serving directors posses the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. They each have demonstrated an inquisitive and objective perspective, business acumen and an ability to exercise sound judgment, as well as a commitment of service to Life Technologies and our Board. Finally, we value their significant experience on other public, private and non-profit boards of directors and board committees.

Nominees for election at the 2011 Annual Meeting of Stockholders

Class III

(Term Ends 2011)

Balakrishnan S. Iyer (age 54)	Director since July 2001. Mr. Iyer is currently a director of Conexant Systems, Inc., Skyworks Solutions, Inc., Power Integrations, Inc., IHS Inc., and Qlogic Corporation. From October 1998 to June 2003, Mr. Iyer was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. Mr. Iyer previously served as Senior Vice President and Chief Financial Officer of VLSI Technology, Inc., where he was responsible for all worldwide financial functions, information technology and strategic planning. During his career, Mr. Iyer has held a variety of other key management positions, including Finance Director and Group Controller for a $1 billion business at Advanced Micro Devices. Mr. Iyer received his B.S. in mechanical engineering from the Indian Institute of Technology, Madras and his M.S. in industrial engineering from the University of California, Berkeley. Mr. Iyer also received an M.B.A. in finance from the Wharton School. We believe Mr. Iyer’s qualifications to sit on our Board of Directors include his experience as a chief financial officer, his service on other public company boards and audit committees, and his status as a financial expert under Sarbanes-Oxley.

Gregory T. Lucier (age 46)	Gregory T. Lucier serves as Chief Executive Officer of Life Technologies and as Chairman of the Company’s Board of Directors. Previously, he served as Chairman and Chief Executive Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies. The Company is one of the largest providers of systems, biological reagents, and services, supplying scientists around the world in every way that life science technologies are applied. The Company aims to improve the human condition by enabling basic research, accelerating drug discovery and development, and advancing scientific exploration in areas such as regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Mr. Lucier has leveraged his background in healthcare management to prepare the company to participate in and shape the new era of personalized medicine. Mr. Lucier serves on the Board of Directors at Synthetic Genomics, Inc. and Carefusion Corporation, and serves as Chairman of the Board of Trustees of the Sanford Burnham Medical Research Institute. He received his B.S. in Engineering from Pennsylvania State University and an M.B.A. from Harvard Business School. We believe Mr. Lucier’s qualifications to sit on our Board of Directors include his experience as a CEO and business leader, his experience in the healthcare industry, his broad involvement in the biotechnology and health care fields, and his service as both director and chairman on other boards, including public, private and non-profit corporations.

Ronald A. Matricaria (age 68)	Director since July 2004. Mr. Matricaria is the former Chairman and Chief Executive Officer of St. Jude Medical, Inc. Mr. Matricaria spent twenty-three (23) years with Eli Lilly and Company, Inc., serving in several leadership roles. Mr. Matricaria’s last positions with Eli Lilly were as Executive Vice President of the Pharmaceutical Division and President of North American operations. Mr. Matricaria also served as President of Eli Lilly International Corporation. In 2002, Mr. Matricaria was recognized by the medical device industry with a lifetime achievement award. In addition, Mr. Matricaria is currently a member of the Board of Directors of Hospira, Inc. and Phoenix Children’s Hospital, is Chairman of the Board of Volcano Therapeutics, Inc. and is also Trustee Emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a B.S. from the Massachusetts College of Pharmacy and was awarded an honorary doctorate degree in pharmacy in recognition of his contributions to the practice of pharmacy. We believe Mr. Matricaria’s qualifications to sit on our Board of Directors include his experience as the CEO of a prominent health care organization, his twenty-three (23) years of executive experience in the pharmaceutical industry, and his service on other public company boards and board committees.

David C. U’Prichard, Ph.D. (age 62)	Director since April 2004. Dr. U’Prichard currently serves as a venture partner with the private equity firm Red Abbey Venture Partners LP (Baltimore, MD), and President of Druid Consulting LLC, a consulting firm specializing in the pharmaceutical and biotechnology industries. From September 1999 to April 2003, Dr. U’Prichard served as CEO of 3-Dimensional Pharmaceuticals, Inc. Dr. U’Prichard served as Chairman of Research and Development at SmithKline Beecham from July 1997 to March 1999 and in senior R&D management positions at ICI/Zeneca from July 1986 to June 1997. Dr. U’Prichard has also served as an Associate Professor of Pharmacology and Neurobiology at Northwestern University Medical School and has held academic appointments at The Johns Hopkins University, and the Universities of Maryland and Pennsylvania. Dr. U’Prichard is an

honorary professor at the University of Glasgow, serves as Chairman of the Board of Oxagen Limited (Oxford, UK) and Cyclacel Pharmaceuticals Inc. (Berkeley Heights, NJ) and is a director of Ocimum Biosolutions (Hyderabad, India and Gaithersburg, MD), Iroko Pharmaceuticals (Philadelphia, PA) and Naurex, Inc. (Chicago, IL). Dr. U’Prichard received his B.S. in pharmacology from the University of Glasgow and a Ph.D. in pharmacology from the University of Kansas. We believe Dr. U’Prichard’s qualifications to sit on our Board of Directors include his extensive experience in pharmaceutical research and development, his executive and consulting experience in the pharmaceutical and biotechnology industries, his academic experience, and his service on other public company boards and board committees.

Class I

(Term Ends 2012)

William H. Longfield (age 72)	Director since November 2008. Mr. Longfield previously served on the Board of Applied Biosystems and is the retired Chairman and Chief Executive Officer of C.R. Bard, Inc., a manufacturer of health care products. Mr. Longfield joined C.R. Bard in 1989 as executive vice president, became President in 1991, and served as Chairman and Chief Executive Officer from 1995 until his retirement in August 2003. Mr. Longfield was also the Chairman and Trustee of Atlantic Health System in New Jersey from 2003 to 2009, and a director of each of West Pharmaceutical Services, Inc. from 1995 to 2007, Horizon Health Corporation from 1989 to 2007, and Manor Care from 1998 to 2007. Mr. Longfield received his B.S. from Drake University and a Masters of Management from the Kellogg School at Northwestern University. We believe Mr. Longfield’s qualifications to sit on our Board of Directors include his fourteen (14) years as a senior executive for a prominent health care company, his knowledge of the Applied Biosystems business, and his service on other public company boards and board committees.

Ora H. Pescovitz, M.D. (age 54)	On May 11, 2009, Dr. Pescovitz became the University of Michigan’s first female Executive Vice President for Medical Affairs and Health System Chief Executive Officer. In this role, Dr. Pescovitz is responsible for the leadership and management of the Health System, which includes the University of Michigan Hospitals and Health Centers, the University of Michigan Medical School, clinical services of the University of Michigan School of Nursing and the Michigan Health Corp. As CEO of one of the nation’s leading research institutions, Dr. Pescovitz is responsible for oversight of $3 billion in revenue and a Medical School ranked 9th nationally in NIH funding awarded and with more than $481 million in total in research funding.

Prior to taking the University of Michigan post, Dr. Pescovitz had an extensive career serving as executive associate dean for Research Affairs at Indiana University School of Medicine from 2000-2009, president and CEO of Riley Hospital for Children in Indianapolis from 2004-2009 and interim Vice President for Research Administration at Indiana University from 2007-2009. Dr. Pescovitz is a nationally recognized pediatric endocrinologist and researcher who has published 180 papers and books, and received numerous awards for her research and teaching. Most recently, the Endocine Society named her the 2011 recipient of its prestigious Robert H. Williams Distinguished Leadership Award for her exceptional contributions to endocrinology through her leadership, teaching and research and her mentorship of trainees and associates. Dr. Pescovitz has served as president of the Society for Pediatric Research, the nation’s largest pediatric research organization, president of the Lawson Wilkins (North American) Pediatric Endocrine Society, chair of the March of Dimes Grants Review Committee, and a member of the Ad-Hoc Group for

Medical Research Funding, the board of the Hormone Foundation, the board of the National Association of Children’s Hospitals and Related Institutions (NACHRI), and is currently on the board of the Children’s Miracle Network. Dr Pescovitz received her B.M.Sc. in the Honors Program in Medical Education at Northwestern University and her M.D. at Northwestern University Medical School. We believe Dr. Pescovitz’s qualifications to sit on our Board of Directors include her extensive academic, business and medical experience in the health care fields and her service on non-profit boards.

The Board of Directors recommends a vote “FOR” the nominees named above.

Directors Continuing in Office

Class I

(Term Ends 2012)

Donald W. Grimm (age 69)	Director since June 1998. Mr. Grimm has been a director of Hamilton BioVentures, LLC since August 2001. Since June 1995, Mr. Grimm has served as Chairman and President of Strategic Design, LLC, a strategic planning and consulting company. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in December 1993 after twenty-three (23) years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market Research and Director of Sales. Following these assignments, Mr. Grimm was President and CEO of Hybritech, Inc., a wholly owned subsidiary of Lilly. In addition, Mr. Grimm is currently a director of several private companies. Mr. Grimm received his B.S. in pharmacy and his M.B.A. from the University of Pittsburgh. We believe Mr. Grimm’s qualifications to sit on our Board of Directors include his extensive knowledge of the Invitrogen business, his twenty-three (23) years of executive experience in the pharmaceutical industry, his marketing, pricing, and sales expertise, and his service on other public company boards and board committees.

Per A. Peterson, Ph.D. (age 66)	Director since March 2007. Dr. Peterson recently retired as Chairman, Research & Development, Pharmaceuticals at Johnson & Johnson. Dr. Peterson joined Johnson & Johnson in 1994 as Vice President, Drug Discovery, of the R.W. Johnson Pharmaceutical Research Institute. Dr. Peterson is also a Director for Entelos, Inc., a life sciences company focused on improving human health through predictive biosimulation, which he joined in 2007 and Bio Investment Group, each of which are privately held companies. Dr. Peterson was named Group Vice President of the Pharmaceutical Research Institute in April 1998 and its president in November 1998. In 2000, Dr. Peterson was named Chairman, Research & Development, Pharmaceuticals Group and became a member of the Executive Committee in 2001. Prior to joining Johnson & Johnson, Dr. Peterson spent eight (8) years at Scripps Research Institute in La Jolla, CA, where he headed the Division of Molecular Immunogenics before being appointed Chairman of the Department of Immunology in 1987. Dr. Peterson had earlier served as Director of the Wallenberg Laboratory, as well as professor of cell biology at the University of Uppsala, Sweden. Born in Kalmar, Sweden, Dr. Peterson received his B.M. in medicine and his Ph.D. in medicinal biochemistry from the University of Uppsala, Sweden. We believe Dr. Peterson’s qualifications to sit on our Board of Directors include his extensive experience in pharmaceutical research and development, his executive experience in the pharmaceutical industry, and his academic and research experience.

Class II

(Term Ends 2013)

George F. Adam, Jr. (age 64)	Director since November 2008. Mr. Adam previously served on the Board of Applied Biosystems, and is the Chairman and C.E.O. of Recondo Technology, Inc., a private healthcare software development company that he founded in 2007. Mr. Adam founded Adam Aircraft Industries, Inc., a designer and manufacturer of advanced aircraft, and New Era of Networks, Inc., an e-business infrastructure provider that went public in 1997 and filed for Chapter 7 bankruptcy proceedings on February 15, 2008. Mr. Adam previously served as a general partner at Goldman, Sachs & Co. Before Goldman Sachs, Mr. Adam held executive positions at Baxter Healthcare, FMC, Litton Industries, and IBM. Mr. Adam also previously served on the Board of Directors for TransUnion, Inc. Mr. Adam received his B.S. in engineering from the United States Military Academy at West Point and an M.B.A. from Golden Gate University. We believe Mr. Adam’s qualifications to sit on our Board of Directors include his executive experience in the healthcare and computer businesses, his experience in the investment banking industry, his understanding of the Applied Biosystems business, and his experience on other public company boards and board committees.

Raymond V. Dittamore (age 67)	Director since July 2001. Mr. Dittamore also serves as a director of QUALCOMM Incorporated and was formerly a member of the Board of Directors of Gen-Probe Incorporated and Digirad Corporation. In June 2001, Mr. Dittamore retired as a partner of Ernst & Young after thirty-five (35) years of service. Mr. Dittamore brings over three decades of public accounting experience to the Board of Directors, primarily serving companies in the life sciences industry. Mr. Dittamore received his B.S. from San Diego State University. We believe Mr. Dittamore’s qualifications to sit on our Board of Directors include his thirty-five (35) years of experience with Ernst & Young, his experience in working with life sciences companies, his service on other public company boards and audit committees, and his status as a financial expert under Sarbanes-Oxley.

Arnold J. Levine, Ph.D. (age 71)	Director since November 2008. Dr. Levine previously served on the Board of Applied Biosystems, a position he held since 1999. Dr. Levine is a professor at the Institute for Advanced Study and currently serves on the Boards of Theravance Corporation and Infinity Pharmaceuticals. Dr. Levine previously served as President and Chief Executive Officer of Rockefeller University from 1998 to 2002 and was the Harry C. Weiss Professor of the Life Sciences and Chairman of the Molecular Biology Department at Princeton University from 1984 to 1998. Dr. Levine received his B.A. from SUNY Binghamton and a Ph.D. from the University of Pennsylvania. We believe Dr. Levine’s qualifications to sit on our Board of Directors include his more than twenty-five (25) years of experience in academic positions relating to the life sciences, his status as a prominent inventor in the field of molecular biology, his understanding of the Applied Biosystems business, and his service on other public company boards.

Bradley G. Lorimier (age 65)	Director since November 1998. Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company, from March 1994 to June 1997. Mr. Lorimier was a director of Matrix Pharmaceutical, Inc. from December 1997 to March 2002, and was a Director and Chairman of the Board of Avalon Pharmaceuticals, Inc. from January 2000 to May 2009. Mr. Lorimier was Chairman of Avalon from January 2008 to May 2009. Mr. Lorimier was also a Director for several private companies. Mr. Lorimier received his B.S. in biology from the University of Illinois. We believe

Mr. Lorimier’s qualifications to sit on our Board of Directors include his extensive knowledge of the Invitrogen business, his executive experience in the biotech and pharmaceutical industries, and his service on other public company boards and board committees.

How often did the Board of Directors meet during 2010?

During the fiscal year ended December 31, 2010, the Board of Directors held eight meetings. Each current director serving on the Board in fiscal year 2010 attended at least 75% of the meetings of the Board and the committees on which he or she served. The Board meets in Executive Session, without any members of management present, at each regularly scheduled meeting. The independent directors elect a Presiding Director annually. W. Ann Reynolds, Ph.D. served as the Presiding Director in 2010 and presided at each Executive Session in 2010.

What are the Corporate Governance Principles adopted by the Board of Directors?

Our Corporate Governance Principles are designed to ensure effective corporate governance of our Company. Our Corporate Governance Principles cover topics including, but not limited to, director qualification criteria, director responsibilities (including those of the Presiding Director), director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the evaluations of the Board and its committees. Our Corporate Governance Principles are reviewed regularly by the Governance and Nominating Committee and revised when appropriate. The full text of our Corporate Governance Principles are available on our website at www.lifetechnologies.com.

Who are the independent directors on the Board of Directors?

The Board has determined that, other than Gregory T. Lucier, our CEO, each of the members of the Board is an independent director in accordance with Nasdaq listing standards and our Corporate Governance Principles.

What is the Company’s policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?

Members of the Board are strongly encouraged to attend the 2011 Annual Meeting of Stockholders. At the 2010 Annual Meeting of Stockholders, twelve of the incumbent directors were present. William S. Shanahan was not present.

What is the leadership structure of our Board of Directors?

Our Bylaws and Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, Mr. Lucier serves as both Chairman of the Board of Directors and Chief Executive Officer. Our Board has determined that this structure is the most effective leadership structure for our company at this time. The Board believes that Mr. Lucier is the director best situated to identify strategic opportunities and focus the activities of the Board due to his full-time commitment to the business and his company-specific experience. The Board also believes that the combined role of Chairman/Chief Executive Officer promotes effective execution of strategic imperatives and facilitates information flow between management and the Board.

Our Board has determined that maintaining the independence of the Company’s directors other than Mr. Lucier, managing the composition and function of its committees, and appointing an independent Presiding Director having the duties described below help maintain the Board’s strong, independent oversight of management. In accordance with our Corporate Governance Principles, our Board of Directors consists of a supermajority of independent directors. These independent directors meet regularly in executive session without the presence of management or non-independent directors. In addition, our Audit, Compensation and

Organizational Development, and Governance and Nominating Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance policies, each consist entirely of independent directors. Furthermore, our Board annually appoints an independent director to serve as Presiding Director. The Presiding Director has the responsibility of providing input to the Chairman/Chief Executive Officer on agenda items for meetings of the Board and the Board committees and of serving as a point person for stockholder communications with the Board. The Presiding Director presides over all executive sessions and meetings of the independent directors, defines the agenda for the executive sessions, gives feedback to the Chief Executive Officer following such executive sessions, serves as a point of leadership during special situations, ensures that all directors have an equal voice, and assists the Chairman or members of management in managing corporate crises, to the extent they arise, making related communications to the other directors. In addition to the Presiding Director, our other directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

What committees has the Board of Directors established?

The Board of Directors has established an Audit Committee, a Compensation and Organizational Development Committee, a Governance and Nominating Committee, and a Science and Technology Committee. Each committee operates under a written charter approved by the Board. The charters of each committee are available on the Company’s website at www.lifetechnologies.com. The Audit Committee consists of Mr. Dittamore, Mr. Adam, Mr. Iyer and Mr. Lorimier, and Mr. Dittamore serves as the Chairman. The Compensation and Organizational Development Committee consists of Mr. Matricaria, Mr. Grimm, Mr. Longfield and Dr. U’Prichard, and Mr. Matricaria serves as the Chairman. The Governance and Nominating Committee consists of Mr. Iyer, Mr. Dittamore, Mr. Matricaria, Dr. Peterson and Dr. Reynolds, and Mr. Iyer serves as the Chairman. The Science and Technology Committee consists of Dr. Peterson, Mr. Grimm, Dr. Levine, Mr. Lorimier and Dr. U’Prichard, and Dr. Peterson serves as the Chairman.

Audit Committee.  The Audit Committee’s function is to review with our independent registered public accounting firm and management the annual financial statements and independent registered public accounting firm opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm, review and approve all professional services performed and related fees charged by the independent registered public accounting firm, be solely responsible for the retention or replacement of the independent registered public accounting firm, and monitor the adequacy of the Company’s accounting and financial policies, controls, and reporting systems. During 2010, the Audit Committee held seven meetings.

The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq listing standards that govern audit committee composition and the Company’s Corporate Governance Principles, including the requirement that each audit committee member is “independent” under the Nasdaq listing standards and the applicable rules and regulations of the SEC. Additionally, the Company certifies that it has, and will continue to have, at least one member of the Audit Committee that is defined as an “audit committee financial expert” as such term is defined by the SEC with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Currently, the Board has determined that Raymond V. Dittamore and Balakrishnan S. Iyer are “audit committee financial experts.” Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

Compensation and Organizational Development Committee.  The functions of the Compensation and Organizational Development Committee in 2010 included providing guidance to management and assisting the Board in matters relating to the compensation of the Board, CEO and senior executives, the organizational structure of the Company, the Company’s compensation and benefits programs, the Company’s succession, retention and training programs, and such other matters that have a direct impact on the success of our human resources. During 2010, the Compensation and Organizational Development Committee held five meetings.

The Board and the Compensation and Organizational Development Committee believe that the Compensation and Organizational Development Committee’s current member composition satisfies the Nasdaq listing standards that govern committee composition and the Company’s Corporate Governance Principles, including the requirement that committee members are “independent” under the Nasdaq listing standards. In addition, the members of the Compensation and Organizational Development Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Governance and Nominating Committee.  The functions of the Governance and Nominating Committee include leading any searches for new Board candidates and making recommendations to the Board regarding director nominees to be put forth by the Board at each annual meeting of stockholders. In addition, the area of corporate governance has taken on increasing importance in the creation and preservation of stockholder value. Therefore, the Governance and Nominating Committee focuses on core processes that the Board and its committees utilize to carry out their responsibilities, including fundamental issues such as how decisions are made. During the year ended December 31, 2010, the Governance and Nominating Committee held five meetings.

The Board of Directors and the Governance and Nominating Committee believe that the Governance and Nominating Committee’s current member composition satisfies the Nasdaq listing standards that govern committee composition and the Company’s Corporate Governance Principles, including the requirement that committee members are “independent” as that term is defined under the Nasdaq listing standards.

The Science and Technology Committee.  The Science and Technology Committee examines management’s direction and investment in the Company’s research and development and technology initiatives. The Science and Technology Committee functions as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives. The Science and Technology Committee’s actions are generally related to high-level policy and strategy. The administration of the research and development function remains the responsibility of management. During the year ended December 31, 2010, the Science and Technology Committee held four meetings.

What is the Board’s Role in Risk Oversight?

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, management and mitigation strategies. The Board has developed an agenda of risk topics that are presented to the Board or one of its Committees on an annual basis. When a Committee receives such a report, the Chairman of the Committee discusses the report with the full Board during the next Board meeting. This practice enables the Board and its Committees to coordinate risk oversight for the Company, particularly regarding the interrelationship among various risks. Consistent with its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management. The Compensation and Organizational Development Committee and the Board each discuss the relationship between our compensation policies and corporate risk to assess whether these policies encourage excessive risk-taking by executives and other employees.

Who are the nominees for election at the 2011 Annual Meeting of Stockholders?

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an Annual Meeting of Stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws. The Company’s Bylaws are available publicly on the Company’s website at www.lifetechnologies.com. In addition, the Governance and Nominating Committee will consider for inclusion in its nominations of new directors those nominees recommended by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year and who satisfy the notice, information and consent provisions set forth in our Bylaws. Board candidates referred by such stockholders will be considered on the same basis as Board of Directors candidates referred from other sources. Any stockholder who wishes to recommend for the Governance and Nominating Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 5791 Van Allen Way, Carlsbad, CA 92008.

The Governance and Nominating Committee recommended Balakrishnan S. Iyer, Gregory T. Lucier, Ronald A. Matricaria and David C. U’Prichard, Ph.D. to be nominated by the Board for election to Class III of the Board at the Annual Meeting of Stockholders. In addition, the Governance and Nominating Committee recommended William H. Longfield and Ora H. Pescovitz, M.D. to be nominated by the Board for election to Class I of the Board at the Annual Meeting of Stockholders.

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board, the Governance and Nominating Committee considers the Company’s Corporate Governance Principles, which include the following:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members, the CEO, and other members of management in dialogue and decision making.

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Our Corporate Governance Principles also specify that our Board should represent a diverse experience at policy-making levels in business and technology in areas that are relevant to our global activities. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

A supermajority of at least two-thirds of the directors will be independent directors as defined in the Nasdaq listing standards and our Corporate Governance Principles. Directors who do not meet these independence standards also make valuable contributions to the Board and to the Company through their experience and wisdom.

In general, to be considered independent under the Nasdaq listing standards and our Corporate Governance Principles, the Board must determine, among other things, that a director does not have any relationships that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board will make an affirmative finding with respect to the independence of directors not less frequently than annually. The Board has determined that other than Mr. Lucier, the Company’s CEO, each of the current members of the Board, including the nominees for Class III and Class I director, are independent directors.

In addition to the policy that a supermajority of the Board members satisfy the independence standards discussed in the section above, members of the Audit Committee must also satisfy additional independence and experience requirements under the rules and regulations promulgated by the SEC. Specifically, they may not directly or indirectly receive any compensation from the Company other than their directors’ compensation, must not have participated in preparing the financial statements of the Company or any of its subsidiaries during the past three years, and must not be affiliated with the Company except through their membership on the Board and its committees.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its general oversight of Life Technologies’ financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, which is available at our website at www.lifetechnologies.com, the Audit Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

•	integrity of the Company’s financial statements;

•	financial reporting process;

•	systems of internal accounting and financial controls;

•	performance of the Company’s internal audit function and independent registered public accounting firm;

•	independent registered public accounting firm’s qualifications and independence; and

•	compliance with ethics policies and legal and regulatory requirements.

The Audit Committee is composed solely of independent directors as required by the SEC and defined by the Nasdaq listing standards.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Life Technologies’ financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During 2010, the Audit Committee provided oversight and advice to management relating to management’s assessment of the adequacy of Life Technologies’ internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Committee received periodic updates from management and Ernst & Young LLP relating to such assessment. The Audit Committee held regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the results of their quarterly reviews, and the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee provided oversight and guidance to members of management, including the Chief Legal Officer, Vice President of Internal Audit (who reports to the Audit Committee), and Director of Compliance on the Company’s policies and procedures relating to risk assessment and risk management and on the legal and regulatory compliance programs. The Committee received periodic reports on these matters throughout the year.

The Audit Committee met on seven occasions in 2010. The Audit Committee met privately with Ernst & Young LLP, the Vice President of Internal Audit, and the Chief Financial Officer (CFO) at each regular meeting.

Life Technologies has an internal audit department that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan and receives regular updates on internal audit activity. Updates include discussion of results and findings by the internal audit team, follow up, staffing level and qualifications of the internal audit function, and assessment of internal controls and risk of fraud.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence. In addressing the quality of management’s accounting judgments, the Audit Committee asked for management’s representations and reviewed certifications prepared by the CEO and CFO that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Life Technologies’ Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Life Technologies’ outside auditors, Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. The Audit Committee has delegated to the chairman of the Audit Committee the ability to pre-approve non-audit services. Such pre-approval is later reported to the Audit Committee. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading “PRINCIPAL ACCOUNTING FEES & SERVICES.” Although the Audit Committee has the sole authority to appoint independent auditors, the Audit Committee is continuing its long-standing practice of recommending that the Board ask the stockholders to ratify the appointment at the Annual Meeting.

AUDIT COMMITTEE

Raymond V. Dittamore, Chairman
George F. Adam
Balakrishnan S. Iyer
Bradley G. Lorimier

PRINCIPAL ACCOUNTING FEES AND SERVICES

In connection with the audit of the 2010 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2010 and 2009, and all other fees paid by the Company during 2010 and 2009 to its independent registered public accounting firm, Ernst & Young LLP:

	For the Years
	Ended December 31,
(In thousands)	2010	2009

Audit Fees	$5,894	$5,502
Audit-Related Fees	365	427
Tax Fees	1,535	2,605
All Other Fees	—	—

Total	$7,794	$8,534

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the independence of the independent registered public accounting firm. The fees listed under “Audit Fees” above were incurred for service related to the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting, reviews of the Company’s interim consolidated financial statements on Form 10-Q, SEC registration statements, accounting consultations and services that are normally provided in connection with statutory and regulatory filings and engagements. The fees listed under “Audit-Related Fees” above were incurred for services related to mergers and acquisitions, including accounting consultations, dispositions and benefit plan audits. The fees listed under “Tax Fees” above were incurred for service related to federal, state and international tax compliance, tax advice and tax planning. The Audit Committee approves non-audit services by Ernst & Young LLP on an ad hoc basis, and has vested authority with Raymond V. Dittamore, the chairman of the Audit Committee, to approve non-audit services as needed.

***************

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation and Organizational Development Committee of the Company’s Board of Directors (the Committee) is composed of the following four Board members: Ronald A. Matricaria, who serves as Chairperson, William H. Longfield, Donald W. Grimm, and David C. U’Prichard, Ph.D. The members of the Committee are non-employee directors as defined under and comply with the requirements of Rule 16b-3 of the Exchange Act, independent directors as defined under the Nasdaq rules and outside directors within the meaning of Section 162(m) of the Internal Revenue Code and applicable regulations.

The Committee’s primary responsibility is to develop high-level policies, strategy and guidance related to the Company’s executive compensation, benefits, and succession planning. As part of its duties and responsibilities, the Committee oversees and approves all aspects of the executive compensation program for the Company’s Section 16 officers (the executive officers). In this role, the Committee makes recommendations to the non-employee directors on the compensation of the Company’s Chief Executive Officer (the CEO) and reviews and approves all compensation decisions relating to other executive officers to ensure those decisions are aligned with the short, mid, and long-term goals of the Company and its stockholders. Additionally, the Committee is responsible for providing guidance on the organizational structure of senior management, as well as the succession, retention planning and leadership development of senior management.

For a more detailed description of the Committee’s duties and responsibilities, refer to the Compensation and Organizational Development Committee Charter which is located in the Investor Relations section of the Company’s website at www.lifetechologies.com.

Executive Compensation Philosophy and Objectives

The underlying premise of the Company’s executive compensation philosophy is to retain and reward leaders who create long-term value for stockholders. Consistent with that philosophy, the Committee has chosen compensation components designed to align executive interests with those of stockholders. The Committee views all components of pay together in making compensation decisions. The components include base salary, annual incentives, long-term incentives, fringe benefits and perquisites. The Committee utilizes various components of compensation to strike an appropriate balance between promoting sustainable and excellent performance and discouraging inappropriate short-sighted risk-taking behavior.

In July 2008, the Committee established an executive officer compensation philosophy for the primary components of pay (base salary, annual bonus target, and long-term incentives). The Committee targets each component above the 50th percentile of benchmark data (discussed below) in recognition of the company’s performance relative to its peer companies measured by total shareholder return, revenue growth, gross margin, and other financial / operational indicators. While the Committee reviews the Company’s performance relative to its peer companies across multiple metrics and time frames each year, it does not rely on any single metric to make compensation decisions. This philosophy also recognizes the need to attract the best talent in the industry to deliver on the long-term growth goals of the Company. The Committee reviews this philosophy regularly and may make adjustments in the future if the Company’s performance relative to peer companies or the business strategy dramatically changes. This philosophy was last reviewed in October 2010 and was not changed.

The Committee employs the following core principles to guide its decisions regarding executive compensation. These core principles are considered individually and as a group when making compensation decisions. Specific weights are not assigned to individual core principles.

Pay Competitively:  The Committee believes overall compensation should be set at a competitive level to attract and retain exceptional leadership talent that is capable of both effectively managing the Company today and through the course of its anticipated future growth. The Committee utilizes benchmark data, which is explained in more detail below, as a reference point to establish competitive compensation packages.

Stock Ownership:  The Committee believes executive officers will make better decisions and align their interests with those of the Company’s stockholders if they are required to maintain a certain level of stock ownership. As a result, the Committee has established stock ownership guidelines for executive officers and provides a meaningful portion of an executive officer’s total compensation in the form of equity-based long-term incentives.

Pay-for-Performance:  The Committee structures its executive compensation program to reward executive officers who consistently perform at a high level, which enables the Company to meet its ultimate business goal of increasing stockholder value. The alignment of executive compensation to existing business dynamics may, on a year-to-year basis, result in different components of overall compensation being utilized to ensure executive officers are focused on executing the Company’s business strategy. The Committee is responsible for aligning compensation-related performance goals to the Company’s short, mid, and long-term strategies. The Committee measures performance against these goals to determine compensatory rewards for past performance and to establish future performance goals with appropriate remuneration.

Design of Executive Compensation

The Committee is ultimately responsible for decisions relating to executive officers’ compensation; however, the Committee considers recommendations from and discusses decisions with external consultants and the management team.

Role of the Committee

The Committee has responsibility for overseeing all forms of compensation for executive officers, including the Named Executive Officers listed below in the 2010 Summary Compensation Table (collectively, the Company’s NEOs). For FY 2010, the NEOs and their respective titles were as follows:

•	Gregory T. Lucier, Chairman & CEO,

•	Mark P. Stevenson, President & Chief Operating Officer,

•	David F. Hoffmeister, Chief Financial Officer,

•	Bernd Brust, President, Molecular Medicine, and

•	Peter M. Dansky, President, Molecular and Cell Biology.

All of the above listed NEOs currently serve as executive officers.

In establishing executive compensation, the Committee:

•	collaborates with management in developing a compensation philosophy for executive officers and broad-based employee groups,

•	makes recommendations to the Board regarding the CEO’s compensation,

•	evaluates and approves all compensation for the other executive officers,

•	engages the services of external advisors when appropriate,

•	oversees all employee compensation and benefit programs (including the general employee benefit programs, equity incentive plans, annual bonus plan, and other similar plans), and

•	provides guidance to management regarding organizational structure, succession planning, retention strategies, and development programs.

During 2010, the Committee held five meetings and frequently met in executive session. The Committee reviews the adequacy of its charter at least annually. The Committee charter was revised effective July 26, 2010, primarily assigning the Committee responsibility for compensation matters relating to the Board.

Role of Consultants

The Committee has retained its own independent compensation consultant, DolmatConnell & Partners, since September 2006 to advise it on matters related to executive compensation and CEO pay decisions. DolmatConnell provides the Committee with executive compensation benchmark data derived from surveys and public disclosures of peer companies.

DolmatConnell recommends to the Committee relevant industry peer groups for purposes of comparison and benchmarking executive compensation. DolmatConnell is also available to the Committee to attend meetings, provide an independent perspective, and provide an environmental overview of executive compensation matters. DolmatConnell also provides the Committee with competitive analysis and recommendations regarding the annual use of stock compensation, bonus plan design, and executive benefits and perquisites. DolmatConnell does not provide any other services to the Company.

The Committee also retained an external advisor, Robert Muschewske, Ph.D. to gather feedback from each Board member and CEO direct reports in January as to their perspectives regarding the CEOs performance during the prior year and goals for the future. See “Determining 2010 Compensation for the CEO” below for more detail. Dr. Muschewske has also provided consulting services to the Company relating to periodic Board self assessments.

Role of Management

The Committee has full access to the management team when assessing and taking action related to executive compensation matters. The Chief Human Resources Officer and the Vice President for Global Compensation and Benefits work closely with the CEO to develop management’s recommendations and perspective on the alignment of executive compensation with the business strategy, which are presented at Committee meetings. The Chief Financial Officer, Chief Legal Officer, and their respective teams periodically attend Committee meetings and are also involved in providing input into materials presented to the Committee.

The CEO presents recommendations to the Committee for specific executive officer compensation actions, other than for himself, which include:

(i) an assessment of individual performances relative to previously approved performance goals and objectives, and

(ii) recommendations for base salary adjustments, bonus awards, and long-term incentive grants aligned to the CEO’s assessment of an individual executive officer’s past performance, comparison of internal equity, necessity of retention, if applicable, and the Company’s short, mid, and long-term strategies.

Management provides other information to the Committee to assist in its analysis and decision making process, including:

(i) recommendations for the design of short and long-term incentive plans,

(ii) tally sheets,

(iii) stock ownership and cash / equity retention levels,

(iv) current events and trends in executive compensation, and

(v) impact of compensation and benefit programs on the Company’s financial statements.

Benchmarking Executive Compensation

The Committee periodically reviews competitive market data as a reference point when considering compensation actions. Several other data points are used in addition to market data, including:

(i) individual performance and relative contribution to the Company’s performance,

(ii) overall Company and business unit performance,

(iii) financial impact on the Company’s income statement and balance sheet,

(iv) an executive officer’s role, responsibilities, and demonstrated leadership,

(v) the Company’s need to retain the executive, and

(vi) internal equity among the entire senior management team.

The Committee annually reviews benchmark compensation data provided by DolmatConnell. This data is developed from publicly-filed proxy statements (referred to as Proxy Data) of the companies listed below for Messrs. Lucier, Stevenson, and Hoffmeister. The Committee also annually reviews the companies used to develop the Proxy Data to ensure it reflects an appropriate balance between corporate revenue, market capitalization and competitive labor markets. In July 2010, two additional companies (CareFusion Corp. and Stryker Corp.) were added to the Proxy Data comparator group and one company (DENTSPLY International Inc.) was removed to better balance these factors.

DolmatConnell uses published surveys for all other executive officers. Specifically, DolmatConnell utilizes custom peer groups from the Radford Global Life Sciences Executive Survey (56 companies with median annual revenue of $3.8B) and the Towers Perrin Executive Compensation Survey (46 companies with median annual revenue of $4.6B).

Proxy Data Comparator Companies

Agilent Technologies Inc.	Hologic, Inc.
Allergan, Inc.	Hospira, Inc.
Beckman Coulter, Inc.	Quest Diagnostics, Inc.
Becton, Dickinson and Co.	Sigma-Aldrich Corp.
Biogen Idec, Inc.	St. Jude Medical, Inc.
CareFusion Corp.	Stryker Corp.
Cephalon, Inc.	Thermo Fisher Scientific Inc.
C.R. Bard, Inc.	Varian Medical Systems, Inc.
Forest Laboratories, Inc.	Waters Corp.
Genzyme Corporation

Determining 2010 Compensation for the NEOs

Effective upon the merger of Invitrogen and Applied Biosystems in November 2008 (into the combined company — Life Technologies) the Committee took several actions to retain and motivate the executive team to integrate successfully the two organizations and to realize quickly the synergies of the merger. Several of the actions taken in November 2008 remained pertinent to 2010 compensation decisions. Specifically, in 2008 the Committee: (i) approved a special one-time incentive to reward executive officers (excluding the CEO) for achieving specified financial and operational synergy goals during the 24-month period following the merger, or sooner, in addition to all other forms of compensation, and (ii) provided executive officers with a long-term incentive grant in November of 2008, which ordinarily would have been granted in the first quarter of 2009 to ensure executives balance short-term goals and objectives associated with the merger with the Company’s long-term goal of increasing stockholder value through sustainable and superior performance.

The above actions and the ultimate awards were made after the Committee considered the competitive benchmark data, internal equity among executive officers, individual performance results relative to goals and objectives, payout and other award obligations resulting from contractual change-in-control agreements, and the importance of establishing a consistent executive compensation framework for the Company to build upon after the merger integration. The Committee did not assign any particular weight to these factors but each was important in analyzing and determining appropriate compensation packages for the executive officers. Additionally, the Committee made these decisions and took action in November 2008 in exchange for each

NEO’s agreement (other than the CEO) to waive certain rights pursuant to the terms of their then existing change-in-control agreements. The Committee also considered the value of these change-in-control payouts assuming executive officers triggered their agreement for “good reason” and the retention value associated with taking these actions. In November 2010, certain restrictive covenants contained in these agreements expired.

Determining 2010 Compensation for the CEO

The CEO developed his goals and objectives for 2010 in collaboration with the Board in December 2009. These goals and objectives were established primarily as a result of the Company’s operating plan for 2010, but also included non-financial metrics and goals the Board believed were critical to the ongoing success of the Company. The CEO’s goals and objectives also became the basis for determining the goals and objectives of his direct reports and ultimately the entire organization, which ensured consistency across the business units and the support functions.

The CEO reviewed his actual performance with the Board periodically during the year and formally at the December 2010 meeting. Subsequently, Dr. Muschewske gathered feedback from each Board member and CEO direct reports in January 2011 and compiled a report based on the information gathered. The Committee met to review and modify the report, as appropriate, and then the final report was provided to the full Board. This report, the CEO’s self assessment of his performance, actual financial performance results, and the external market competitive compensation data provided by DolmatConnell were utilized by the Committee in making its recommendations to the full Board, and were the primary factors considered by the full Board in determining the CEO’s compensation.

In 2010 the CEO achieved several significant milestones through his leadership in growing and integrating the business. Specifically, his primary accomplishments during the year were:

(i) achieved world-class benchmark revenue, COGS, and operating expense synergies in two years against three-year plan,

(ii) drove substantial improvements in financial performance despite a challenging operating environment,

(iii) moved into molecular medicine through the acquisition of Ion Torrent’s revolutionary sequencing technology, and

(iv) continued to drive the company’s performance-oriented culture while balancing its role as a global citizen.

Elements of the Company’s Executive Compensation Program

In addition to the benefit plans generally available to all employees, executive officers’ compensation consists of the following components:

Base Salary

Base salary ranges are established for each executive officer. The salary range midpoint is set at the 65th percentile of the comparator group market data. The midpoints are set at this level to ensure the Company can attract the best talent to deliver on shareholder goals in a very competitive environment. However, to be paid at the midpoint or higher an executive officer must have consistently performed at an exceptional level and displayed behaviors that have significantly impacted the Company’s growth and success. The Committee also believes the full breadth of the salary range should be utilized to recognize the difference in individual performance and contribution. As a result, individual base salaries may be higher or lower than the 65th percentile of the applicable comparator group market data, depending on various factors, including job performance, skill level, prior experience in his or her field of expertise, the executive’s experience with the Company, consistency regarding pay levels for similar positions or skill levels within the Company, the need to attract and retain talent, and external market conditions.

The Committee reviewed executive base salaries in February 2010 and approved adjustments that occurred in April 2010 in conjunction with the annual salary planning process across the Company. Scheduling executive officer base salary adjustments to occur in April ensures the Committee has the opportunity to evaluate fully each executive’s performance before determining an appropriate base salary.

The Committee reviewed Proxy Data showing the CEO’s 2010 base salary approximates the 65th percentile while base salary for other NEOs collectively is slightly below the 65th percentile relative to executives in similar roles.

Annual Bonus — Incentive Compensation Plan (ICP)

Executive officers participate in an annual cash bonus plan called the Incentive Compensation Plan (ICP). The Committee establishes an individual ICP target bonus opportunity for each executive officer expressed as a percentage of their base salary paid during the fiscal year. Target bonuses are established at the beginning of the fiscal year based on a review of:

(i) benchmark data for both target bonus opportunity and target total cash opportunity,

(ii) the role of each executive officer, including their ability to impact the Company’s overall performance, and

(iii) the Committee’s assessment of internal equity among the executive officers.

The Committee’s philosophy is to provide an ICP target bonus opportunity for the Company’s executive officers that approximates the 75th percentile of the applicable comparator group market data. The ICP target bonus of some executive officers may be higher or lower than the 75th percentile of the appropriate benchmark data.

For 2010, the following were the ICP target bonus amounts for each NEO:

Name	Title	Target Bonus

Gregory T. Lucier	Chairman & CEO	150%
Mark P. Stevenson	President & Chief Operating Officer	100%
David F. Hoffmeister	Chief Financial Officer	75%
Bernd Brust	President, Molecular Medicine	75%
Peter M. Dansky	President, Molecular and Cell Biology	75%

After establishing targets, the Committee selects ICP performance metric(s) that are closely aligned with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value. For 2010, the Committee selected Net Income as its sole funding metric under the ICP. The Company’s definition of Net Income for ICP purposes is non-GAAP net income (pro-forma) recorded on the year-end financial statements, excluding the effect of currency fluctuations in revenue and costs and the financial impact of acquisitions / divestitures approved by the Committee.

The Committee selected Net Income as the short-term performance metric to focus the leadership team on a common goal the Committee believed was aligned closely with stockholder value creation, while at the same time aligning executive officer performance to measurable results.

The Committee then established a fiscal year 2010 (FY2010) ICP Net Income performance goal of $508 million for NEOs that would fund 200% of an executive officer’s ICP target bonus opportunity. ICP Net Income below the goal would result in no bonus funding / payout for NEOs. Additionally, ICP Net Income above the goal does not result in additional ICP bonus funding / payout. In the event the Company’s actual ICP Net Income funded the 200% opportunity, the Committee retained the discretion to adjust the ICP bonus payout amount downward based on its assessment of the NEO’s individual performance in FY2010. The CEO provides the Committee with his perspective on individual NEO performance and makes recommendations for actual ICP payouts.

For FY2010, the Company achieved actual ICP Net Income of $620.6 million, which resulted in an ICP bonus funding amount equal to 200% of each NEO’s target bonus opportunity. However, pursuant to its retained discretion, the Committee adjusted downward each NEO’s funded bonus amount (excluding the CEO), resulting in an aggregate payout relative to target ICP bonus opportunity of 108.6% (excluding the CEO) and 166.7% for the CEO. The specific ICP bonus paid to each NEO for FY2010 is included in the Summary Compensation Table.

Long-Term Incentives

Overview.  The Company’s long-term incentive plan is designed to align the financial interests of stockholders directly with executive officers by focusing them on the sustainable appreciation of stockholder value. The Committee has a policy of granting equity awards on an annual basis, generally in the first few months of the fiscal year. However, as a result of the Invitrogen and Applied Biosystems merger in 2008, the Committee granted long-term incentive (LTI) awards to most executive officers in November 2008 to provide an immediate post-close incentive to effectively integrate the two organizations. In 2010, annual LTI awards to executive officers and other eligible employees occurred on March 1. Beginning in 2011, the Committee selected April 1 as the annual LTI award date to align more closely with merit increases, which are effective in April.

The Committee approved grants of non-qualified stock options and time-based vesting restricted stock units for most executive officers in February 2010. The FY2010 LTI design targeted an economic value of the total award to be evenly split between stock options and restricted stock units for employees at and above the Vice President level. For the 2011 LTI awards, the Committee elected to award 100% restricted stock units to all employees receiving a grant. The Committee believes this provides added retention value across our talent pool while also focusing grantees on creating stockholder value.

Determining Award Levels.  The Committee’s philosophy is to target an economic value for LTI awards to executive officers that approximate the 65th percentile of the competitive market. DolmatConnell provides the Committee with grant ranges for executive officers with the midpoint of the range aligned to this strategy. The Committee then reviews the CEO’s recommendation for individual grants to executive officers based on his assessment of individual performance and potential contribution to the Company’s success. In addition to taking into account the CEO’s recommendations, the Committee decides the final award level for each executive officer based upon:

(i)	its assessment of individual performance during the prior fiscal year and potential for future contribution,

(ii)	recommendations from its external consultant,

(iii)	current retention value associated with each executive officer’s outstanding LTI awards,

(iv)	the potential impact on stockholder dilution, and

(v)	the impact on financial statements

The Committee believes this approach balances the short, mid, and long-term goals and interests of stockholders and executives officers.

Stock Option Awards.  Any stock options awarded to employees have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq market on the date of grant. Stock options generally vest ratably over four years following the grant date and have a ten-year total exercise term, which term may be shorter under certain circumstances such as a termination of employment.

Restricted Stock Unit Awards.  Outstanding restricted stock units fully vest, which is also referred to as “cliff vesting,” on the third anniversary of the grant date. Restricted stock units granted on or after April 1, 2011 will generally vest annually in 25% increments over four years from the date of grant. The Committee believes this change more closely aligns with practices among our peer group of companies.

Other Long-Term Incentive Awards.  In addition to the stock option and restricted stock unit awards, most executive officers (excluding the CEO) are eligible for a one-time cash incentive for achieving synergy goals related to the merger of Invitrogen and Applied Biosystems. Under this plan, which became effective upon the merger in November 2008, executive officers had the opportunity to receive a cash award payable in March 2010 and / or March 2011 if certain performance goals were achieved.

Specifically, eligible executive officers have synergy goals relating to their functional areas of responsibility. Every executive officer had both a FY2009 and FY2010 financial goal to achieve cost synergies related to the merger and other FY2009 / 2010 goals customized to their function and areas of responsibility.

In general, an executive officer’s total payout under this incentive was targeted at 150% of his or her FY2009 annual ICP target bonus opportunity. To focus executive officers on accelerating the achievement of synergies, the plan paid out 60% of the target award opportunity in March 2010 for achieving FY2009 goals and 40% of the target award in March 2011 for achieving FY2010 goals. The final 40% was eligible for acceleration if FY2010 goals were achieved in FY2009. This design feature was added to incentivize accelerated achievement of the planned synergy objectives. None of the NEOs achieved goals to accelerate their 2010 payouts under the plan.

Following are the total target payouts for the NEOs who received a synergy cash incentive award:

		FY2009	FY2010	Total 2-Year
		Synergy Bonus	Synergy Bonus	Synergy Bonus
Name	Title	Target Amount	Target Amount	Target Amount

Mark P. Stevenson	President & Chief Operating Officer	$585,000	$390,000	$975,000
David F. Hoffmeister	Chief Financial Officer	$337,500	$225,000	$562,500
Bernd Brust	President, Molecular Medicine	$320,625	$213,750	$534,375
Peter M. Dansky	President, Molecular and Cell Biology	$303,750	$202,500	$506,250

The CEO was excluded from this one-time synergy incentive plan because the Committee believes he already had adequate ICP and long-term incentives tied to the successful integration of Invitrogen and Applied Biosystems.

Each of the NEOs participating in the plan received their target payouts for FY2009 in March 2010 and their target payout for FY2010 in March 2011. The specific synergy bonus paid to each individual for FY2010 is included in the Summary Compensation Table.

Employee Benefits and Perquisites

The Committee oversees the strategy, design, and administration of all broad-based and supplemental executive benefit / perquisite programs. The Company offers a limited number of supplemental benefits and perquisites to executive officers relative to the proxy peer group. As a result, this provides the Committee with flexibility to place greater emphasis / weight on short and long-term incentive compensation. Specifically, the Company provides supplemental long-term disability and life insurance (CEO only) to make-up for limits in the Company’s group insurance contracts, a financial counseling allowance, a non-qualified deferred compensation plan (described in more detail below), and an annual executive physical benefit. The Committee has approved these benefits and perquisites because it believes they are market competitive, reasonable, and allow executive officers to focus their primary attention on the strategic objectives of the Company versus personal matters.

Non-Qualified Deferred Compensation.  The Deferred Compensation Plan (DCP) is a nonqualified defined contribution plan which provides for the voluntary deferral of cash compensation. Participants may defer up to 75 percent of base salary and/or up to 100 percent of annual ICP or sales incentive. Participation in the DCP is limited to designated employees above a certain level. Contributions may be directed into a selection of underlying funds, including the Life Technologies Stock Fund, which invests solely in shares of Life Technologies.

We provide a 25 percent match on deferrals of ICP and sales incentive awards to the Life Technologies Stock Fund, up to an annual maximum of 100% of the participant’s target incentive. Matching contributions are credited to the Life Technologies Stock Fund on the date incentive awards are paid and cliff / 100% vest over a period of three years.

The DCP also has an additional matching provision, providing a supplemental make-up match to employees whose 401(k) matching contributions are reduced as a result of IRS limitations. Make-up matching contributions made by Life Technologies are 50% vested after one year of service and fully vested after two years of service.

One executive officer, Mark Stevenson, also participated in a supplemental executive retirement plan that was implemented in August 2007 while Mr. Stevenson was an Applied Biosystems executive. Effective January 1, 2010, the Committee froze the supplemental executive retirement plan, and Mr. Stevenson ceased accruing any additional benefits under this arrangement.

Other Benefits and Perquisites.  The Company also owns an aircraft which is operated by a third party and made available for charter when not in use by the Company. Executive officer family members / guests may accompany an executive for business related activities. However, if family members or guests accompany an executive on a business trip and their travel is not business related, the executive reimburses the cost of such family member / guest travel to the Company at the then prevailing Standard Industry Fare Level rates.

The Company does not provide an income tax gross-up for the executive officer’s cost associated with these benefits or perquisites. The amounts relating to benefits and perquisites are disclosed in the footnotes to the Summary Compensation Table.

Executive Severance Plan and Agreements

The following benefits are provided to executive officers eligible under the Executive Severance Plan and whose employment is involuntarily terminated without cause (as defined under the plan):

(i) an amount of cash severance equal to twelve (12) months base salary continuation plus an equivalent to the incumbent’s pro-rated ICP award,

(ii) nine months of outplacement assistance, and

(iii) up to twelve months of health benefits continuation.

The Company has also entered into individual agreements with the CEO and Chief Financial Officer providing them with specific benefits if their employment is terminated involuntarily without cause or they voluntarily terminate employment for “good reason” (as defined in their agreements). Specifically, their agreements provide the following benefit upon termination:

(i) a cash lump-sum payment in an amount equal to 1.5 times the sum of the executive’s base salary plus the ICP target bonus for the year in which the termination occurred, and

(ii) eighteen months of group health benefits continuation.

Each executive is required to sign a Confidential Separation Agreement and General Release of All Claims (Separation Agreement) as defined under the Life Technologies Executive Officer Severance Plan as a condition to receiving any benefits. The Committee believes these benefits are competitive and reasonable and that they avoid lengthy negotiations with executives when they leave the Company.

Executive Change-in-Control (CIC) Agreements

The Company has entered into change-in-control (CIC) agreements with the NEOs and a very small group of other executives because the Committee believes these individuals are the most likely to lose their jobs due to redundancy but not performance, and believe these agreements provide any potential buyer with the flexibility to retain the management team if so desired.

The CIC agreements are “double trigger” agreements, meaning no payouts are made to the executives unless there is a:

(i) change in ownership, and

(ii) termination or constructive termination of the executive’s employment within twenty-four months following the change in ownership.

If a double-trigger occurs the agreement provides for the executive to receive:

(i) a cash lump-sum payment in an amount equal to two times his or her existing base salary plus two times the higher of the last bonus paid or their target bonus; (ii) up to twenty-four months of group health insurance continuation coverage (which ceases should the executive accept employment that allows the executive to participate in group health insurance coverage before the twenty-four month period ends);

(iii) outplacement assistance for nine months;

(iv) acceleration of vesting of all outstanding long-term incentive awards; and

(v) a tax gross-up if an Internal Revenue Code section 280G excise tax penalty is imposed for excess parachute payments.

In April 2009, the Committee agreed not to include a gross-up of any excise tax in future CIC agreements, except in extraordinary circumstances. Additionally, any new CIC agreements offered to a current or prospective employee must be approved by the Committee. Additional information regarding applicable payments under the CIC and executive severance arrangements for the NEOs is provided below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Other Policies and Practices

Stock Ownership Guidelines.  The Committee has determined each of the executive officers should own a significant amount of the Company’s common stock to more closely align the financial interests of the executive officers with those of stockholders. Executive officers are expected to attain these ownership levels within four years after their election or appointment to the specified officer position. The Committee expects the CEO to hold at least 90,000 shares of the Company’s common stock, the Chief Operating Officer to hold at least 40,000 shares, and senior vice presidents to hold at least 20,000 shares. The Company’s policy regarding shares included for the purposes of ownership guidelines was amended in February 2010. In determining individual ownership levels, all shares held outright (not including unvested RSUs or unexercised stock options), shares acquired through the ESPP, and deferred stock units are counted towards the ownership guidelines. Previously, unvested RSUs were included in determining ownership levels. The deadline to achieve the guideline amounts is February 2013.

As of March 1, 2011, all executive officers either met or were on target to be in compliance with these stock ownership guidelines.

Equity Grant Practices.  The Committee awards stock options at an exercise price equal to the closing price of the Company’s common stock reported on the date of the grant. The date of grant is the first trading day of the month following the date the grants are approved. Under the terms of the Company’s equity plans, stock option re-pricing is not permitted without stockholder approval.

Deductibility of NEO Compensation.  In evaluating compensation program alternatives, the Committee considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to NEOs (with the exception of the Chief Financial Officer under current IRS rules) of a publicly-traded company that is not “performance-based compensation” as defined under the specific rules.

The Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive, performance-based compensation. However, the Committee believes it is important to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s compensation philosophy. Further, the actual impact of the loss of deduction for compensation paid to NEOs over the limitation would have a minimal impact on the Company’s financial position. Therefore, the Committee may choose not to limit compensation to preserve deductibility for certain payments under various compensation programs. The Committee will consider alternative forms of compensation that preserve deductibility, consistent with its compensation goals.

Clawback Policy.  In April 2010, the Committee adopted a Compensation Recovery Policy. The Company believes that the strong financial controls in place provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur, resulting in a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of compensation from responsible employees. The Committee may take all relevant factors into account when deciding subsequent compensation actions and exercise business judgment and discretion to determine amounts to recoup, if any. For these purposes “material restatement” does not include a restatement caused by one or more changes in applicable accounting rules or interpretations.

Policy on Stock Hedging.  Executive officers are prohibited from participating in short sales on the Company’s stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Life Technologies securities.

REPORT OF THE
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
OF THE
BOARD OF DIRECTORS

The Compensation and Organizational Development Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation and Organizational Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s Proxy Statement on Schedule 14A.

Ronald A. Matricaria (Chairman)
Donald W. Grimm
William H. Longfield
David C. U’Prichard, Ph.D.

2010 Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2010, concerning the compensation of the CEO and CFO of the Company and each of the three other most highly compensated executive officers as of December 31, 2010.

									(h)
									Change in
									Pension Value
							(g)		and
					(e)	(f)	Non-Equity		Non-Qualified		(i)
		(c)	(d)		Stock	Option	Incentive Plan		Deferred		All Other		(j)
(a)	(b)	Salary	Bonus		Awards	Awards	Compensation		Comp		Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)		Earnings		($)(2)		($)

Gregory T. Lucier	2010	1,129,808	—		3,670,576	3,595,334	2,874,713	(3)	—		227,578	(4)	11,498,009
Chairman & Chief	2009	1,116,346	—		—	—	3,349,039	(5)	—		43,469	(6)	4,508,854
Executive Officer	2008	978,404	—		4,521,326	3,589,602	2,050,000		—		64,244	(7)	11,203,576
Mark P. Stevenson	2010	678,462	—		1,274,468	1,248,375	1,215,000	(8)	269,918	(12)	199,363	(9)	4,885,586
President & Chief	2009	650,000	—		—	—	1,505,000	(11)	246,052	(12)	113,494	(13)	2,514,546
Operating Officer(10)	2008	75,000	6,744,492	(14)	999,994	1,196,534	709,122		62,882	(12)	2,199	(15)	9,790,223
David F. Hoffmeister	2010	554,808	—		1,019,564	998,703	695,000	(16)	—		132,750	(17)	3,400,825
Chief Financial	2009	519,231	—		—	—	887,500	(18)	—		22,095	(19)	1,428,826
Officer	2008	475,192	—		1,324,984	1,363,421	445,315		—		48,430	(20)	3,657,342
Bernd Brust	2010	548,077	—		1,121,536	1,098,569	648,750	(21)	—		129,612	(22)	3,546,544
President. Molecular	2009	493,269	—		—	—	1,020,625	(23)	—		27,695	(24)	1,541,589
Medicine	2008	421,846	—		1,396,167	1,422,236	548,136		—		33,042	(25)	3,821,427
Peter M. Dansky	2010	464,615	—		764,660	749,016	551,405	(26)	—		89,060	(27)	2,618,756
President, Molecular
and Cell Biology

(1)	Figures in all years reflect the grant date fair value of all awards made during the year.

(2)	Consists of any Executive financial planning services, executive physical, supplemental benefit premiums, 401(k) matching program, Deferred Compensation Plan (DCP) matching program, and relocation payments. The DCP is discussed in more detail in the section entitled “Executive Compensation Discussion and Analysis.”

(3)	Consists of 2010 ICP payout of $2,874,713. Mr. Lucier was not eligible for a synergy bonus, as described in the section entitled “Executive Compensation Discussion & Analysis.”

(4)	Consists of Executive financial planning services of $10,500, supplemental life insurance premiums of $490, supplemental long-term disability premiums of $24,543, 401(k) match of $11,025, $1,350 of 401(k) make-up match under the DCP to be credited in 2011 for compensation earned in 2010, and $179,670 in deferred stock units credited under the DCP matching program in 2011 for ICP compensation earned in 2010.

(5)	Consists of 2009 ICP payout of $3,349,039. Mr. Lucier was not eligible for a synergy bonus, as described in the section entitled “Executive Compensation Discussion & Analysis.”

(6)	Consists of Executive financial planning services of $12,250, executive physical of $1,560, supplemental life insurance premiums of $658, supplemental long-term disability premiums of $21,651, and 401(k) match of $7,350.

(7)	Consists of Executive financial planning services of $19,984, 401(k) match of $6,900, supplemental life insurance premiums of $15,801, executive physical of $2,500, health insurance contribution of $11,088, enhanced security protection of $7,921, and miscellaneous award of $50.

(8)	Consists of 2010 ICP payout of $825,000 and 2010 synergy bonus payout of $390,000.

(9)	Consists of Executive financial planning services of $6,930, executive physical of $2,421, supplemental long-term disability premiums of $2,637, 401(k) match of $11,025, $1,350 of 401(k) make-up match under the DCP to be credited in 2011 for compensation earned in 2010, and $175,000 in deferred stock units credited under the DCP matching program in 2011 for ICP compensation earned in 2010.

(10)	2008 figures consist of payments made from November 21, 2008 through December 31, 2008.

(11)	Consists of 2009 ICP payout of $920,000 and 2009 synergy bonus payout of $585,000.

(12)	SERP benefit for Mr. Stevenson was frozen on December 31, 2009.

(13)	Consists of Executive financial planning services of $7,653, supplemental long-term disability premiums of $2,637, 401(k) match of $14,700, non-qualified Excess Savings Plan match of $1,800, and taxable relocation payments of $86,704.

(14)	Consists of a cash payment equal to three years of base salary and target bonus, plus reimbursement and gross-up for excise taxes.

(15)	Consists of Executive financial planning services of $860, car allowance of $1,154, supplemental long-term disability refund of $53, and life insurance premium payments of $132.

(16)	Consists of 2010 ICP payout of $470,000 and 2010 synergy bonus payout of $225,000.

(17)	Consists of Executive financial planning services of $6,930, supplemental long-term disability premiums of $5,632, 401(k) match of $11,025, $1,350 of 401(k) make-up match under the DCP to be credited in 2011 for compensation earned in 2010, and $107,813 in deferred stock units credited under the DCP matching program in 2011 for ICP compensation earned in 2010.

(18)	Consists of 2009 ICP payout of $550,000 and 2009 synergy bonus payout of $337,500.

(19)	Consists of Executive financial planning services of $9,113, supplemental long-term disability premiums of $5,632 and 401(k) match of $7,350.

(20)	Consists of Executive financial planning services of $13,667, 401(k) match of $1,056, supplemental life insurance premiums of $8,207, executive physical of $2,500, health insurance contribution of $7,567 and $15,433 for professional services rendered by Morrison Cohen, LLP.

(21)	Consists of 2010 ICP payout of $435,000 and 2010 synergy bonus payout of $213,750.

(22)	Consists of Executive financial planning services of $6,930, supplemental long-term disability premiums of $3,134, 401(k) match of $11,025, $1,350 of 401(k) make-up match under the DCP to be credited in 2011 for ICP compensation earned in 2010, and $107,173 in deferred stock units credited under the DCP matching program in 2011 for ICP compensation earned in 2010.

(23)	Consists of 2009 ICP payout of $700,000 and 2009 synergy bonus payout of $320,625.

(24)	Consists of Executive financial planning services of $15,885, executive physical of $1,326, supplemental long-term disability premiums of $3,134, and 401(k) match of $7,350.

(25)	Consists of Executive financial planning services of $5,452, 401(k) match of $6,900, supplemental life insurance premiums of $3,803, executive physical of $2,500, health insurance contribution of $11,551, and medical expenses of $2,836.

(26)	Consists of 2010 ICP payout of $348,905 and 2010 synergy bonus payout of $202,500.

(27)	Consists of Executive financial planning services of $6,930, executive physical of $1,482, supplemental long-term disability premiums of $2,853, and 401(k) match of $11,025, and $1,350 of 401(k) make-up match under the DCP to be credited in 2011 for compensation earned in 2010, and $65,420 in deferred stock units credited under the DCP matching program in 2011 for ICP compensation earned in 2010.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2010.

									All
									Other
									Stock
									Awards:	All Other
									Number	Option	Exercise	Grant Date
									of	Awards:	of Base	Fair Value
									Shares	Number of	Price of	of Stock
			Estimated Future Payouts			Estimated Future Payouts			of Stock	Securities	Option	and Option
			Under Non-Equity Incentive			Under Equity Incentive			or Units	Underlying	Awards	Awards
Name	Grant		Plan Awards			Plan Awards			(#)	Options (#)	($/Sh)	($)
	Date		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	(i)	(j)	(k)	(l)

Gregory T. Lucier	03/01/10		N/A	N/A	N/A	N/A	N/A	N/A	70,588	243,407	N/A	7,265,910
Chairman & Chief Executive Officer	03/11/11	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,943	N/A	N/A	107,813
Mark P. Stevenson	03/01/10		N/A	N/A	N/A	N/A	N/A	N/A	24,509	84,516	N/A	2,522,843
President & Chief Operating Officer	03/11/11	(1)	N/A	N/A	N/A	N/A	N/A	N/A	3,154	N/A	N/A	175,000
David F. Hoffmeister	03/01/10		N/A	N/A	N/A	N/A	N/A	N/A	19,607	67,613	N/A	2,018,267
Chief Financial Officer	03/11/11	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,943	N/A	N/A	107,813
Bernd Brust	03/01/10		N/A	N/A	N/A	N/A	N/A	N/A	21,568	74,374	N/A	2,220,105
President, Molecular Medicine	03/11/11	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,943	N/A	N/A	107,813
Peter M. Dansky	03/01/10		N/A	N/A	N/A	N/A	N/A	N/A	14,705	50,709	N/A	1,513,676
President, Molecular and Cell Biology	03/11/11	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,179	N/A	N/A	65,420

(1)	Grants to be made 3/11/2011 represent an approximate value of the company match under the Deferred Compensation Plan (DCP). The number of units illustrated above is a projection based on the closing price of Life Technologies shares as of 12/31/2010. The actual number of deferred stock units will be determined by the closing price on the date of the award. The value of these awards is also reflected in the “All Other Compensation” section of the Summary Compensation Table. The DCP is discussed in more detail in the section entitled “Executive Compensation Discussion and Analysis.”

Options Exercised and Stock Vested Table

The following information sets forth the stock awards vested and stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2010.

Name	Option Awards		Stock Awards
			Number
	Number	Value	of	Value
	of Shares	Realized on	Shares	Realized on
	Exercised	Exercise(1)	Vesting	Vesting(2)

Gregory T. Lucier	N/A	N/A	580,788	$29,519,307
Chairman & Chief Executive Officer
Mark P. Stevenson	N/A	N/A	N/A	N/A
President & Chief Operating Officer
David F. Hoffmeister	N/A	N/A	10,990	$569,679
Chief Financial Officer
Bernd Brust	49,208	$1,416,617	13,790	$716,973
President, Molecular Medicine
Peter M. Dansky	16,000	$476,424	N/A	N/A
President, Molecular & Cell Biology

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate price of such shares on the date of exercise.

(2)	Represents the fair market value of the shares on the date of vesting.

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the Named Executive Officers as of December 31, 2010 (market value for stock awards is determined by multiplying the number of shares by the closing price of Life Technologies’ common stock on the last trading day of the fiscal year).

				Equity
				Incentive							Equity Incentive
				Plan							Plan Awards:
				Awards:			Number		Market	Equity Incentive	Market or
	Number of	Number of		Number of			of Shares		Value of	Plan Awards:	Payout Value of
	Securities	Securities		Securities			or Units		Shares or	Number of	Unearned
	Underlying	Underlying		Underlying	Option		of Stock		Units of	unearned	Shares, Units or
	Unexercised	Unexercised		Unexercised	Exercise	Option	That Have		Stock That	Shares, Units or	Other Rights
	Options (#)	Options (#)		Unearned	Price	Expiration	Not		Have Not	Other Rights	That Have Not
Name	Exercisable	Unexercisable		Options (#)	($)	Date	Vested		Vested ($)	Not Vested	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Gregory T. Lucier	507,352	—		—	19.01	05/30/2013	—		—	—	—
Chairman & Chief Executive Officer	105,000	—		—	32.69	05/14/2014	—		—	—	—
	70,000	—		—	31.26	11/12/2014	—		—	—	—
	85,000	—		—	38.43	05/13/2015	—		—	—	—
	85,000	—		—	32.26	11/14/2015	—		—	—	—
	210,000	—		—	37.33	03/01/2016	—		—	—	—
	—	485,829	(1)	—	22.23	11/21/2018	—		—	—	—
	—	243,407	(1)	—	52.00	03/01/2020	—		—	—	—
							232,531	(2)	12,905,471	—	—

	1,062,352	729,236		—			232,531		12,905,471	—	—

Mark P. Stevenson	69,584	—		—	39.81	01/30/2017	—		—	—	—
President & Chief Operating Officer	80,972	80,971	(1)	—	22.23	11/21/2018	—		—	—	—
	—	84,516	(1)	—	52.00	03/01/2020	—		—	—	—
							69,493	(3)	3,856,862	—	—

	150,556	165,487		—			69,493		3,856,862	—	—

David F. Hoffmeister	207,272	—		—	27.50	10/13/2014	—		—	—	—
Chief Financial Officer	30,000	—		—	38.43	05/13/2015	—		—	—	—
	30,000	—		—	32.26	11/14/2015	—		—	—	—
	58,000	—		—	32.94	05/12/2016	—		—	—	—
	36,000	12,000	(1)	—	35.87	05/15/2017	—		—	—	—
	14,408	14,406	(1)	—	46.85	05/15/2018	—		—	—	—
	62,416	62,415	(1)	—	22.23	11/21/2018	—		—	—	—
	—	67,613	(1)	—	52.00	03/01/2020	—		—	—	—
							64,417	(3)	3,575,144	—	—

	438,096	156,434		—			64,417		3,575,144	—	—

Bernd Brust	6,252	—		—	38.12	02/17/2014	—		—	—	—
President, Molecular Medicine	2,336	—		—	32.09	06/15/2014	—		—	—	—
	5,000	—		—	38.43	05/13/2015	—		—	—	—
	120	—		—	32.26	11/14/2015	—		—	—	—
	7,500	—		—	32.94	05/12/2016	—		—	—	—
	—	11,750	(1)	—	28.30	01/01/2017	—		—	—	—
	14,000	14,000	(1)	—	35.87	05/15/2017	—		—	—	—
	16,328	16,328	(1)	—	46.85	05/15/2018	—		—	—	—
	—	62,415	(1)	—	22.23	11/21/2018	—		—	—	—
	—	74,374	(1)	—	52.00	03/01/2020	—		—	—	—
							66,806	(3)	3,707,733	—	—

	51,536	178,867		—			66,806		3,707,733	—	—

Peter M. Dansky	46,416	62,415	(1)	—	22.23	11/21/2018	—		—	—	—
President, Molecular & Cell Biology	—	50,709	(1)	—	52.00	03/01/2020	—		—	—	—
							56,315	(3)	3,125,483	—	—

	46,416	113,124		—			56,315		3,125,483	—	—

(1)	Options are exercisable in 25% annual increments beginning one year from the grant date.

(2)	Mr. Lucier vests 161,943 RSUs in full four years from the grant date and 70,588 in full three years from the grant date.

(3)	RSUs vest in full three years from the grant date.

Employment and Severance Arrangements

Employment Agreements

On February 24, 2011, the Company entered into an amended and restated employment agreement with Gregory T. Lucier, the Company’s Chairman and Chief Executive Officer, modifying his existing employment agreement entered into in 2003. Under the terms of this agreement, the Company intends to grant Mr. Lucier at least 150,000 time-based vesting restricted stock units each year in 2012 and 2013 but the economic value of each award will not exceed $12,000,000 on the date of grant. Grants made in 2012 and 2013 will require approval by the C&OD Committee and the Board at the time of award.

If the Company terminates his employment not for cause (or he voluntarily terminates for Good Reason as defined in his agreement), he will receive cash severance equal to 1.5X his annual salary plus target ICP opportunity, 18 months of health care benefits, and accelerated vesting of all equity-based incentives (excluding stock options that have an exercise price above the closing price of the Company’s common stock on his termination date). Any vested stock options will remain exercisable until the earlier to occur of the first anniversary of his termination date and their final stated expiration date. At any time on or after September 1, 2013, he can provide the Company written notice of his voluntary resignation not less than six months prior to the effective date of the resignation. If this were to occur, all of his outstanding equity-based incentive compensation awards (excluding stock options that have an exercise price above the closing price of the Company’s common stock on his termination date) shall become fully vested on his termination date (accelerated vesting does not apply to any equity-based incentives granted on or after January 1, 2013). Any vested stock options will remain exercisable until their final stated expiration date. If Mr. Lucier continues to have superior performance, the Company expects to amend this agreement prior to September 1, 2013 to retain Mr. Lucier for an appropriate future period of time. The Employment Agreement, 2011 equity grant agreement, and amended equity grant agreements were filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.

The Company entered into an Employment Agreement, effective on October 13, 2004, with David F. Hoffmeister, for Mr. Hoffmeister to serve as the Company’s Chief Financial Officer. Under the terms of this Employment Agreement, Mr. Hoffmeister received his target bonus under the Incentive Compensation Plan for his first year of employment. Mr. Hoffmeister received a one time signing bonus of $375,000. Mr. Hoffmeister also received a $225,000 employment bonus which was paid on or before each of the first three anniversary dates of Mr. Hoffmeister’s initial employment. The Employment Agreement also provides Mr. Hoffmeister with severance benefits in the event of his termination for certain reasons. The Employment Agreement was filed as Exhibit 10.1 to an 8-K filed with the SEC on October 18, 2004.

The Company entered into an Employment Agreement, effective on November 20, 2008, with Mark P. Stevenson, for Mr. Stevenson to serve as the Company’s President and Chief Operating Officer. Under the terms of the Agreement, Mr. Stevenson was to receive a cash lump sum payment in the amount of $3.744 million, plus reimbursement and gross up for excise taxes. The Agreement also provides that Mr. Stevenson was to receive an Equity Incentive Award by way of (i) an option to purchase a number of shares of Company common stock that have a grant face value of $3.6 million, vesting ratably over four years, and (ii) a grant of restricted stock units of Company common stock that have a grant face value of $1.0 million, vesting 100% on the third anniversary of the date of grant. In addition, Mr. Stevenson is eligible for certain severance benefits in the event of his termination for certain reasons. The Employment Agreement was filed as Exhibit 99.4 to an 8-K filed with the SEC on November 29, 2008.

The Company has entered into letter agreements with each of our other executive officers outlining the terms of their employment and the elements of their compensation. Each of these letter agreements follows our standard employment offer template, and provides for employment at will.

Compensation of Directors

During 2010, certain directors who are not executive officers received compensation as described below:

Director Compensation Table

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($)(2)(3)	($)(3)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

George F. Adam, Jr	100,000	225,048	—	—	—	—	325,048
Raymond V. Dittamore	112,500	225,048	—	—	—	—	337,548
Donald W. Grimm	100,000	225,048	—	—	—	—	325,048
Balakrishnan S. Iyer	112,500	225,048	—	—	—	—	337,548
Arnold J. Levine, Ph.D.	100,000	225,048	—	—	—	—	325,048
William H. Longfield	100,000	225,048	—	—	—	—	325,048
Bradley G. Lorimier	100,000	225,048	—	—	—	—	325,048
Ronald A. Matricaria	112,500	225,048	—	—	—	—	337,548
Per A. Peterson, Ph.D.	112,500	225,048	—	—	—	—	337,548
W. Ann Reynolds, Ph.D.	112,500	225,048	—	—	—	—	337,548
William S. Shanahan(1)	50,000	225,048	—	—	—	—	275,048
David C. U’Prichard, Ph.D	100,000	225,048	—	—	—	—	325,048

(1)	Mr. Shanahan retired from the Board effective June 30, 2010.

(2)	The amounts reported in Columns (c) and (d) of the table above reflect the aggregate grant date fair value of stock awards and option awards, respectively, granted to Non-Employee Directors during 2010 and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Stock Compensation).

(3)	The following table presents the number of outstanding and unexercised option awards and the number of outstanding RSUs held by each of the Non-Employee Directors as of December 31, 2010:

	Number of Shares	Number of Shares
	Subject to Outstanding	Subject to Outstanding
Director	Options as of 12/31/2010	RSUs as of 12/31/2010

George F. Adam, Jr	7,828	13,558
Raymond V. Dittamore	88,000	24,267
Donald W. Grimm	48,000	23,055
Balakrishnan S. Iyer	48,000	23,055
Arnold J. Levine, Ph.D.	51,925	13,558
William H. Longfield	38,009	13,558
Bradley G. Lorimier	88,000	23,055
Ronald A. Matricaria	48,000	23,055
Per A. Peterson, Ph.D.	1,918	19,329
W. Ann Reynolds, Ph.D.	30,686	23,439
William S. Shanahan	—	13,106
David C. U’Prichard, Ph.D	5,000	23,055

Effective April 1, 2009, the Board adopted annual compensation guidelines as follows. Each Director receives a fixed annual compensation of $325,000 with $100,000 payable in cash, and $225,000 payable in restricted stock units. Cash payments are made in advance at the start of each calendar quarter, and the Board, at its first meeting following the Annual Meeting of stockholders, determines the amount of each cash payment for the subsequent four quarters. The Presiding Director and each Committee Chairman receive an additional $12,500 per year. In addition, Directors are reimbursed for the reasonable out-of-pocket expenses that they incur in attending meetings of the Board, committee meetings of the Company, and director-related education seminars.

Restricted stock units (RSUs) are granted at the first Board meeting following the Annual Meeting. The Board anticipates that members of the Board will receive RSUs with a Fair Market Value on the date of grant of $225,000 for each year. Each RSU grant completely vests at the earlier of the anniversary of its grant date, or the date of the next annual meeting. Each Director may elect to have the company settle his or her RSUs at a specified time after the vesting period has lapsed. If no election is made, the RSUs will be settled at termination of such Director’s service.

Cash and equity compensation for newly appointed directors are pro-rated to the date of the next annual meeting.

On February 24, 2011 the Board adopted a policy regarding the compensation of directors that provides that if a non-employee director is unable to accept the compensation as described above due to restrictions imposed on such director by his or her employer, then the compensation structure and amount may be amended for such director by the Compensation & Organizational Development Committee to comply with such restrictions, provided that in no event shall the annual compensation for a director exceed the aggregate value of compensation then in effect for a non-employee director, as established by the annual compensation guidelines adopted by the Board. The Board adopted this rule to address any internal policies set forth by employers of director nominees, as may arise from time to time, including Class I director nominee Ora H. Pescovitz, M.D.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation & Organizational Development Committee are or have been an officer or employee of the Company. During 2010, no member of the Compensation & Organizational Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2010, none of the Company’s executive officers served on the compensation committee or board of directors of another entity any of whose executive officers served on the Company’s Compensation & Organizational Development Committee or Board.

Director Stock Ownership Guidelines Table

In April 2010, the Board amended the stock ownership guidelines for the directors and required each director to own at least 5X the annual cash retainer. The chart below indicates each director is in compliance with these guidelines.

Name	Value of Shares Owned(1)	Ownership Guideline ($)	Deadline for Meeting
(a)	(b)	(c)	Ownership Requirement

George F. Adam, Jr.	$680,042	$500,000	2013
Raymond V. Dittamore	$1,343,933	$500,000	2010
Donald W. Grimm	$1,498,667	$500,000	2010
Balakrishnan S. Iyer	$1,276,667	$500,000	2010
Arnold J. Levine, Ph.D.	$1,945,275	$500,000	2013
William H. Longfield	$2,088,798	$500,000	2013
Bradley G. Lorimier	$1,509,767	$500,000	2010
Ronald A. Matricaria	$4,384,667	$500,000	2010
Per A. Peterson, Ph.D.	$847,874	$500,000	2012
W. Ann Reynolds, Ph.D.	$1,387,667	$500,000	2010
David C. U’Prichard, Ph.D.	$1,082,417	$500,000	2010

(1)	Consists of Direct Stock Ownership, vested Restricted Stock Units, and deferred stock units as of December 31, 2010, based on a market value of $55.50 per share.

Potential Payments upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require us to provide compensation to Named Executive Officers of Life Technologies in the event of a termination of employment or a change in control of Life Technologies. The amount of compensation payable to each Named Executive Officer in each situation is set forth in the tables below.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Gregory T. Lucier, Life Technologies’ Chairman & Chief Executive Officer:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	1,725,000	—	2,300,000
Non-equity Incentive Plan	—	2,587,500	—	3,450,000
Long-term incentives(4)	29,847,174	29,847,174	—	29,847,174
Option acceleration	—	—	—	17,015,455
Restricted stock acceleration	—	—	—	12,905,471
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	25,104	—	33,473
Deferred Compensation Balance	—	—		—
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	10,000	—	25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k)	—	—	—	—
Contributions	—	—	—	—
Total:	29,847,174	34,194,778	—	65,576,573

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $1,150,000, annual incentive opportunity equal to 150% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to 1.5 times base salary and target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2010 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $55.50 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Mark P. Stevenson, Life Technologies’ President & Chief Operating Officer:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	700,000	—	1,400,000
Non-equity Incentive Plan	—	700,000	—	1,400,000
Long-term incentives(4)	3,785,711	3,785,711	—	3,785,711
Option acceleration	—	—	—	2,989,711
Restricted stock acceleration	—	—	—	3,856,862
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	16,391	—	32,783
Deferred Compensation Balance	9,068	9,068	—	9,068
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	10,000	—	25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k)	—	—	—	—
Contributions	—	—	—	—
Total:	3,794,779	5,221,170	—	13,499,135

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $700,000, annual incentive opportunity equal to 100% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2010 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $55.50 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for David F. Hoffmeister, Life Technologies’ Chief Financial Officer:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	862,500	—	1,150,000
Non-equity Incentive Plan	—	646,875	—	862,500
Long-term incentives(4)	11,229,286	11,229,286	—	11,229,286
Option acceleration	—	—	—	2,673,364
Restricted stock acceleration	—	—	—	3,575,144
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	16,922	—	22,562
Accrued Vacation	—	—	—	—
Deferred Compensation Balance	—	—	—	—
Outplacement Assistance	—	10,000	—	25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k)	—	—	—	—
Contributions	—	—	—	—
Total:	11,229,286	12,765,583	—	19,537,856

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $575,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to 1.5 times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2010 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $55.50 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Bernd Brust, Life Technologies’ President, Molecular Medicine:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	575,000	—	1,150,000
Non-equity Incentive Plan	—	431,250	—	862,500
Long-term incentives(4)	836,742	836,742	—	836,742
Option acceleration	—	—	—	3,072,513
Restricted stock acceleration	—	—	—	3,707,733
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	16,736	—	33,473
Deferred Compensation Balance	77,379	77,379		77,379
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	10,000	—	25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k)	—	—	—	—
Contributions	—	—	—	—
Total:	914,121	1,947,107	—	9,765,340

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $575,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2010 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $55.50 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Peter M. Dansky, Life Technologies’ President, Molecular and Cell Biology:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	470,000	—	940,000
Non-equity Incentive Plan	—	352,500	—	705,000
Long-term incentives(4)	1,544,260	1,544,260	—	1,544,260
Option acceleration	—	—		2,254,029
Restricted stock acceleration	—	—	—	3,125,483
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	16,736	—	33,473
Deferred Compensation Balance	3,507	3,507		3,507
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	10,000	—	25,000
280G gross-up	—	—	—	880,922
Vesting of Employer 401(k)	—	—	—	—
Contributions	—	—	—	—
Total:	1,547,767	2,393,496	—	9,511,674

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $470,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2010 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $55.50 per share.

Nonqualified Deferred Compensation Table

		Executive	Registrant	Aggregate		Aggregate
	Type of Deferred	Contributions	Contributions	Earnings in	Aggregate	Balance at
	Compensation	in Last Fiscal	in Last Fiscal	the last	Withdrawals/	Last Fiscal
Name of Executive	Plan	Year	Year(1)	Fiscal Year(2)	Distributions	Year End (3)

Gregory T. Lucier	Deferred Compensation Plan	—	181,020	—	—	181,020
Mark P. Stevenson	Deferred Compensation Plan	—	176,350	1	—	185,419
David F. Hoffmeister	Deferred Compensation Plan	—	109,163	—	—	109,163
Bernd Brust	Deferred Compensation Plan	—	108,523	1,492	38,265	187,394
Peter M. Dansky	Deferred Compensation Plan	—	66,770	—	—	70,951

(1)	Figures in this column represent the value of the 25% company match on incentive contributions deferred to the Life Technologies Stock Fund in 2010 credited in 2011 as well as company contributions under the 401(k) make-up match under the DCP for compensation earned in 2010 credited in 2011. These amounts are also reported in the Summary Compensation Table.

(2)	Figures in the column represent the value of interest credited in addition to changes in market value of invested funds in the year ended December 31, 2010.

(3)	Figures in this column represent the vested value of participant’s account as of December 31, 2010. The amounts set forth in this column include amounts reported in the Summary Compensation Table in the current year and prior years.

Pension Benefit Table(1)

			Number of		Payments
			Years	Present Value	During Last
			Credited Service	of Accumulated	Fiscal Year
Name of Executive	Year	Plan Name	(#)	Benefit ($)	($)

	2010	Applera Corporation Supplemental Executive Retirement Plan	5.33	1,331,958	—
Mark P. Stevenson	2009	Applera Corporation Supplemental Executive Retirement Plan	5.33	1,062,040	—
	2008	Applera Corporation Supplemental Executive Retirement Plan	4.33	815,988	—

(1)	Calculations based on the following assumptions:

➢	Monthly benefit payable in the form of a single life annuity at normal retirement.

➢	Form of payment elected: 100% joint and survivor annuity.

➢	Actuarial equivalence factors based on 1994 GAM 50/50 mortality table and 6.00% interest.

➢	Present value factors based on a December 31, 2010 discount rate of 5.45% and the RP-2000 mortality table, projected to 2020 with white collar adjustment; no pre-retirement mortality.

➢	Applera Corporation Supplemental Executive Retirement Plan document effective December 31, 2005 and last amended and restated effective as of January 1, 2010.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

Information about Life Technologies’ equity compensation plans at December 31, 2010 is as follows (shares in thousands):

	Number of	Weighted	Number of		Weighted
	Shares to be	Average	Shares		Average
	Issued Upon	Exercise	Remaining		Remaining
	Exercise of	Price of	Available		Contractual
	Outstanding	Outstanding	for Future		Life in
Plan Category	Options	Options	Issuance		Years

Equity compensation plans approved by stockholders			12,792	(2)
Stock Options	12,800	$35.75			6.0
Restricted Stock Units	3,283	$—			8.5
Equity compensation plans not approved by stockholders(1)	537	$18.20	2,000		2.4

Total	16,620	$28.12	14,792		6.4

(1)	Represents the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans, options granted to Life Technologies’ Chief Executive Officer (CEO), and the Life Technologies Deferred Compensation Plan. Stock options under the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans were assumed as part of the Molecular Probes acquisition in August 2003. At December 31, 2008, these two assumed plans collectively total 29,474 shares to be issued upon exercise of outstanding options at a weighted average exercise price of $4.20, with none available for future issuance. Pursuant to an employment agreement with its CEO, an option to purchase 1,350,000 shares of Life Technologies Common Stock is included in this amount; of which 842,648 was exercised as of December 31, 2010. The Life Technologies Deferred Compensation Plan has 2,000,000 shares available for future issuance.

(2)	Includes 9,779,012 shares reserved for issuance under the Life Technologies Corporation 2009 Equity Incentive Plan and 3,013,764 shares reserved for issuance under the Life Technologies Corporation 2010 Employee Stock Purchase Plan.

The material features of the 2001 and 2002 Stock Incentive Plans are identical to one another. Only employees, consultants or directors of the Company who were hired after the closing of the Molecular Probes acquisition in August of 2003, or any such individuals who were previously employed by Molecular Probes, were eligible to receive awards under the assumed plans. The assumed plans provide for the award of either stock options or restricted stock. These plans typically provide for 100% vesting after four years of service. The plans provide that options, other than incentive stock options, may be granted with exercise prices less than fair market value on the date of grant, although the Company has never granted any options with an exercise price lower than fair market value. Upon a change in control, the vesting and exercisability of all outstanding awards under the plans are 100% accelerated only to the extent an acquiring entity does not assume such outstanding awards.

The material terms of the CEO Option described in Footnote 1 to the table above are as follows: (i) the exercise price is $19.01, (ii) half of the option shares vested on the two-year anniversary of the option grant and the remaining half of the shares vest on the four-year anniversary of the option grant date, (iii) upon a change in control the CEO Option fully vests, (iv) upon the CEO’s death or disability the CEO Option shall become vested in an amount which would reflect an additional twelve months of service by the CEO, and (v) upon the CEO’s termination without cause or termination for good reason, the CEO Option shall become vested in an amount which would reflect an additional eighteen months of service by the CEO.

STOCK OWNERSHIP

The following table sets forth information as of March 1, 2011, regarding the beneficial ownership of Common Stock by (i) each person known by us to own beneficially more than five percent of our outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. Except as otherwise indicated, the address for each beneficial owner is c/o Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, California 92008.

Stock Ownership Table

	Amount and Nature of
	Beneficial Ownership	Percentage of
Name and Address of Beneficial Owner	of Common Stock(1)	Common Stock

BlackRock, Inc.(2)	10,988,752	6.1%
Gregory T. Lucier(3)	1,438,103	*
Mark P. Stevenson(4)	200,118	*
David F. Hoffmeister(5)	490,044	*
Bernd Brust(6)	94,191	*
Peter M. Dansky(7)	63,599	*
George F. Adam, Jr.(8) (19)	24,133	*
Raymond V. Dittamore(9) (19)	116,267	*
Donald W. Grimm(10) (19)	79,055	*
Balakrishnan S. Iyer(11) (19)	75,055	*
Arnold J. Levine, Ph.D.(12) (19)	91,027	*
William H. Longfield(13) (19)	79,697	*
Bradley G. Lorimier(14) (19)	119,255	*
Ronald A. Matricaria(15) (19)	131,055	*
Per A. Peterson, Ph.D. (16) (19)	21,247	*
W. Ann Reynolds, Ph.D.(17) (19)	59,741	*
David C. U’Prichard, Ph.D.(18) (19)	28,055	*
All Directors and Section 16 Executive Officers as group (24 individuals) Total	4,490,413	2.5%

*	Less than 1%.

(1)	We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of Common Stock outstanding as of March 1, 2010. Shares of Common Stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after March 1, 2010, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)	The address for BlackRock, Inc is 40 East 52nd Street, New York, New York 10022.

(3)	Consists of 314,889 shares owned directly by family trust in which Mr. Lucier has beneficial interest and 1,123,204 shares Mr. Lucier may acquire upon the exercise of stock options.

(4)	Consists of 28,433 shares owned directly by Mr. Stevenson, and 171,685 shares Mr. Stevenson may acquire upon the exercise of stock options.

(5)	Consists of 35,044 shares owned directly by Mr. Hoffmeister and 455,000 shares Mr. Hoffmeister may acquire upon the exercise of stock options.

(6)	Consists of 24,061 shares owned directly by Mr. Brust and 70,130 shares Mr. Brust may acquire upon the exercise of stock options.

(7)	Consists of 4,505 shares owned directly by Mr. Dansky and 59,094 shares Mr. Dansky may acquire upon the exercise of stock options.

(8)	Consists of 2,747 shares owned directly by Mr. Adam, 13,558 shares of restricted stock units, and 7,828 shares Mr. Adam may acquire upon the exercise of stock options.

(9)	Consists of 4,000 shares owned directly by family trust in which Mr. Dittamore has a beneficial interest, 24,267 shares of restricted stock units, and 88,000 shares that Mr. Dittamore may acquire upon the exercise of stock options.

(10)	Consists of 8,000 shares owned by family trust in which Mr. Grimm has a beneficial interest, 23,055 shares of restricted stock units, and 48,000 shares Mr. Grimm may acquire upon the exercise of stock options.

(11)	Consists of 4,000 shares owned directly by Mr. Iyer, 23,055 shares of restricted stock units, and 48,000 shares that Mr. Iyer may acquire upon the exercise of stock options.

(12)	Consists of 1,081 shares owned directly by Dr. Levine, 13,558 shares of restricted stock units, 24,463 shares owned as deferred stock units, and 51,925 shares Dr. Levine may acquire upon the exercise of stock options.

(13)	Consists of 13,000 shares owned directly by Mr. Longfield, 13,558 shares of restricted stock units, 15,130 shares owned as deferred stock units, and 38,009 shares Mr. Longfield may acquire upon the exercise of stock options.

(14)	Consists of 8,200 shares owned directly by Mr. Lorimier, 23,055 shares of restricted stock units, and 88,000 shares Mr. Lorimier may acquire upon the exercise of stock options.

(15)	Consists of 60,000 shares owned directly by Mr. Matricaria, 23,055 shares of restricted stock units, and 48,000 shares that Mr. Matricaria may acquire upon the exercise of stock options.

(16)	Consists of 19,329 shares of restricted stock units and 1,918 shares that Dr. Peterson may acquire upon the exercise of stock options.

(17)	Consists of 5,616 shares owned directly by Dr. Reynolds, 23,439 shares of restricted stock, and 30,686 shares that Dr. Reynolds may acquire upon the exercise of stock options.

(18)	Consists of 23,055 shares of restricted stock units, and 5,000 shares that Dr. U’Prichard may acquire upon the exercise of stock options.

(19)	Disclosures with respect to the stock ownership guidelines for each Director are set forth in the section titled “Director Compensation”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements agreements described in “Executive Compensation Discussion and Analysis” and the transactions set forth below.

Consulting Agreement

On June 30, 2010, in connection with his retirement from the Board of Directors, William S. Shanahan entered into a Consulting Agreement with the Company, effective as of June 30, 2010, under which he agreed to provide consulting services to the Company so that his knowledge and expertise concerning the operations of the Company and his extensive experience in the consumer products business would continue to be available to Company management. In consideration of Mr. Shanahan’s services, the Consulting Agreement provides that any of Mr. Shanahan’s unvested restricted stock units as of the date of his resignation would continue to vest during the one-year term of his Consulting Agreement. At the time of his resignation on June 30, 2010, Mr. Shanahan had 5,562 unvested units of restricted stock, which had an approximate value of $262,824.50. A copy of Mr. Shanahan’s Consulting Agreement was filed as Exhibit 10.1 on Form 8-K with the SEC on June 30, 2010.

Procedures for Approval of Related Party Transactions

Pursuant to the Life Technologies Protocol and the Audit Committee Charter, the executive officers, directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the consent of the Audit Committee (or other independent committee of the Board in cases where it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest). Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. The Audit Committee shall only approve those transactions that, in light of known circumstances, are in or are not inconsistent with, our best interests, as determined in good faith by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on a review of forms that were furnished to us and written representations from reporting persons, we believe that our executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a).

THE LIFE TECHNOLOGIES PROTOCOL

The Company has adopted a code of ethics applicable to all of its employees, including the principal executive officer, principal financial officer, principal accounting officer, its controller, and all of its directors. The code of ethics is called the Life Technologies Protocol, and a copy is posted to our internet site at www.lifetechnologies.com.

ITEMS FOR STOCKHOLDER CONSIDERATION

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will be asked to elect four nominees as Class III directors and two nominees as Class I directors. The nominees for election at the 2011 Annual Meeting of Stockholders to fill the four Class III positions on the Board are Balakrishnan S. Iyer, Gregory T. Lucier, Ronald A. Matricaria and David C. U’Prichard, Ph.D. The nominees for election at the Annual Meeting to fill two Class I positions on the Board are William H. Longfield and Ora H. Pescovitz, M.D.

Our Board currently consists of five Class III directors (Balakrishnan S. Iyer, William H. Longfield, Ronald A. Matricaria, W. Ann Reynolds, Ph.D. and David C. U’Prichard, Ph.D.) who will serve until the 2011 Annual Meeting of Stockholders, three Class I directors (Donald W. Grimm, Gregory T. Lucier and Per A. Peterson, Ph.D.) who will serve until the 2012 Annual Meeting of Stockholders, and four Class II directors (George F. Adam, Jr., Raymond V. Dittamore, Arnold J. Levine, Ph.D. and Bradley G. Lorimier) who will serve until the 2013 Annual Meeting of Stockholders, in each case until their respective successors are duly elected and qualified.

Dr. Reynolds will be retiring as a Class III director immediately following the Annual Meeting in accordance with our Corporate Governance Principles, which provide that the Board nominates only individuals who are 72 years of age or younger on the date of the election of such individual. To provide for an even distribution of directors across each class, our Board decided to reduce the number of directors allocated to Class III to four directors and increase the number of directors allocated to Class I to four directors, such that immediately following the Annual Meeting each of Classes I, II and III will have four members. As a result, the Board has chosen not to fill the Class III vacancy created by Dr. Reynolds’ retirement and has instead re-allocated this vacancy to Class I. The Board has nominated Ora H. Pescovitz, M.D. for election as a new Class I director, to fill the vacancy on the Board created by Dr. Reynolds’ retirement.

In addition, the Board is nominating current Class III director William H. Longfield for election as a Class I director at the Annual Meeting. The Board decided to nominate Mr. Longfield for election as a Class I director, with a term expiring at the 2012 annual meeting of stockholders, because Mr. Longfield will be older than 72 years of age at the time of the 2012 annual meeting of stockholders and it is therefore anticipated that Mr. Longfield will retire from the Board upon the expiration of his term in 2012. Mr. Lucier, currently a Class I director, has agreed to shorten his current term by one year and stand for election as a Class III director, filling the Class III vacancy left by Mr. Longfield and bringing the total number of Class III nominees for director to four. The Board has recommended these modifications to its current structure in the interests of balancing class membership in light of the resignation of former director William S. Shanahan in June 2010, the retirement of Dr. Reynolds in April 2011 and the anticipated retirement of Mr. Longfield in April 2012.

If elected, the nominees for the Class III positions will serve as directors until the Annual Meeting of Stockholders in 2014, and the nominees for the Class I positions will serve as directors until the annual meeting of stockholders in 2012, in each case until his or her successor is elected and qualified. If a quorum is present at the Annual Meeting, each of the four nominees for Class III director and each of the two nominees for Class I director receiving the majority of votes cast for such nominee will be elected. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominee as the proxy holders may designate.

Vote Required and Board of Directors Recommendation

If a quorum is present and voting, each of the six nominees that receive a majority of votes cast “for” such nominee will be elected. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote. If a director nominee then serving on the Board does not receive the required majority, the director shall tender his or her resignation to the Board. Within ninety (90) days after the date of the certification of the election results, the Governance and Nominating Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken, and the Board will act on such Committee’s recommendation and publicly disclose its decision and the rationale behind it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2011. Ernst & Young has acted in such capacity since its appointment in fiscal year 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions. With respect to broker non-votes, however, brokers have the discretion to ratify the appointment of the independent registered public accounting firm since the ratification is considered a routine matter.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for ratification of this selection. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT
OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

At the Annual Meeting, stockholders will be asked to approve and adopt an amendment and restatement of the Company’s current Restated Certificate of Incorporation (the Current Certificate). After careful consideration, on February 24, 2011, our Board voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment and restatement of our Current Certificate to: (i) phase out the classification of the Board, such that each director would be elected to a one year term beginning with the directors elected at our 2012 annual meeting of stockholders; (ii) remove certain obsolete provisions contained in the Current Certificate; and (iii) add a new Article IX providing that, with certain exceptions, the sole and exclusive forum for certain actions shall be the Court of Chancery of the State of Delaware. Other than as described herein, the approval of the proposed Amended and Restated Certificate of Incorporation (the Proposed Certificate) will not have any effect on your rights as a stockholder.

The amendment and restatement of the Company’s Current Certificate requires the approval of a majority of the voting power of the outstanding shares of capital stock entitled to vote in the election of directors at the Annual Meeting. Unless the stockholders approve this Proposal 3, the Current Certificate will remain unchanged and the classified Board of the Company will remain in place.

The full text of the Proposed Certificate is attached as Appendix A to this proxy statement. The summary below does not contain all of the information that may be important to you and is qualified in its entirety by reference to the text of the Proposed Certificate. You are urged to read the Proposed Certificate in its entirety.

Proposed Amendments to the Restated Certificate of Incorporation

De-Classification of the Board of Directors

Article V, Section 1(b) of our Current Certificate currently requires that our Board be divided into three classes, with directors elected to staggered three year terms. Under normal circumstances, one class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of stockholders. At the 2011 Annual Meeting, Class III directors are currently up for re-election, and following their election by our stockholders, will hold office until the 2014 annual meeting of stockholders.

Stockholders are being asked to approve the amendment and restatement of the Current Certificate to, among other things, declassify the Board in phases and effect related changes to the Current Certificate. If the Proposed Certificate is approved by our stockholders, Article V, Section 1(b) of the Proposed Certificate would provide that directors be elected for one year terms beginning with the 2012 annual meeting of stockholders, such that (i) the Class I directors elected in 2009 (or their successors) would be elected for annual terms beginning with the 2012 annual meeting of stockholders, (ii) the Class II directors elected in 2010 (or their successors) would be elected for annual terms beginning with the 2013 annual meeting of stockholders, and (iii) the Class III directors elected at this Annual Meeting (or their successors) would be elected for a term of three years expiring at the 2014 annual meeting of stockholders and would be up for election on an annual basis beginning with the 2014 annual meeting.

The declassification of the Board requires that corresponding changes be made elsewhere in the Current Certificate. Article V, Section 1(c) of the Proposed Certificate (formerly Article IV.D, Section 2(a) of the Current Certificate) provides that any directors elected to fill a vacancy on the Board following the filing of the Proposed Certificate would hold office for the remainder of the predecessor’s term. Following the completion of the phased-in declassification of the Board in 2014, each director elected to fill a vacancy on the Board would hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board retains the ability to fill any vacancies on the Board.

In addition, under Delaware law, directors elected to a classified term may be removed only for cause, while directors elected annually may be removed with or without cause by a vote of the holders of a majority of the outstanding shares entitled to vote. Accordingly, Article V, Section 3 has been removed in the Proposed Certificate.

The Board is submitting this Proposal 3 to our stockholders as part of its ongoing evaluation of its corporate governance practices. In determining whether to propose declassifying the Board to our stockholders, the Board considered the arguments in favor of and against continuation of the classified board structure. The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective and ensuring that a majority of the Board will always have prior experience with the Company. Additionally, classified boards are believed to reduce a company’s vulnerability to coercive takeover tactics and encourage potential acquirers to negotiate with the target’s board of directors rather than pursue non-negotiated takeover attempts. The Board also gave significant consideration to stockholder views concerning this matter, recognizing that a classified structure may appear to reduce directors’ accountability to stockholders. Moreover, many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. After careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend and restate the Current Certificate to declassify the Board.

Removal of Obsolete Provisions

The Current Certificate provides for the designation, preferences and rights related to certain series of preferred stock that had been authorized by the Board and our stockholders prior to our initial public offering in 1999 (the IPO), including 2,204,942 shares of preferred stock designated Series A Convertible Redeemable Preferred Stock in Article IV.A. and 2,204,942 shares of preferred stock designated Redeemable Preferred Stock in Article IV.B. No shares of Series A Convertible Redeemable Preferred Stock or Redeemable Preferred Stock are currently outstanding, nor do we expect to issue such shares at any time in the future. Accordingly, we are proposing to amend and restate the Current Certificate to delete obsolete provisions related to the designation, rights and preferences of these series of preferred stock.

In addition, in connection with the adoption of the Rights Agreement dated as of February 27, 2001 (the Rights Agreement), between the Company and Fleet National Bank, Article IV.C. of the Current Certificate provide for the designation of 1,000,000 shares of preferred stock as Series B Preferred Stock and identifies the preferences and rights associated with such shares. The Rights Agreement expired on February 27, 2011. Accordingly, we are proposing to amend and restate the Current Certificate to delete obsolete provisions related to the designation, rights and preferences of this series of preferred stock.

Under the Proposed Certificate, the Board will retain its ability to issue preferred stock from time to time in one or more series, and will continue to have the authority to fix the designations, preferences and rights of any new series of preferred stock. The number of authorized shares of preferred stock will remain the same.

In addition to the removal of sections A, B and C of Article IV, the Proposed Certificate moves certain provisions of former Article IV.D. (relating to the rights of the common stockholders) to Article V and removes obsolete cross-references to these series of preferred stock. The Proposed Certificate also removes certain obsolete references to our pre-IPO practices.

Adoption of Forum Selection Clause

If Proposal 3 is approved by our stockholders, the Current Certificate would be amended and restated to include a new Article IX. Article IX of the Proposed Certificate provides that, except for (i) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (ii) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Company, and any direct action brought by a stockholder against the Company or any of its directors or officers, alleging a violation of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Company, shall be brought exclusively in the Court of Chancery in the State of Delaware, unless otherwise permitted by the Board.

The Board believes that our stockholders will benefit from having intra-company disputes litigated in the Delaware Chancery Courts. Although some plaintiffs could prefer to litigate matters in a forum outside of Delaware because another court may be more convenient to them (among other reasons), the Board believes that the benefits to the Company and its stockholders outweigh these concerns. Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of litigation for all parties. These courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more certainty with respect to the outcome of intra-corporate disputes. In addition, adoption of the provision would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. In addition, the provision gives the Board the flexibility to consent to an alternative forum.

Vote Required and Board of Directors’ Recommendation

The amendment and restatement of the Company’s Restated Certificate of Incorporation requires the approval of a majority of the voting power of the outstanding shares of capital stock entitled to vote in the election of directors at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be treated as entitled to vote on this matter, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be treated as entitled to vote on this matter, and will have no direct effect on the outcome of this proposal. If approved by our stockholders, the Proposed Certificate will become effective upon the filing of the Proposed Certificate with the Secretary of State of the State of Delaware. Stockholders are requested in this Proposal 3 to approve the Proposed Certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4

APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) requires that we provide our stockholders with the opportunity to cast a non-binding advisory vote on the endorsement of executive compensation for our Named Executive Officers through a non-binding advisory resolution such as:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table, as described in the Company’s 2011 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to retain and reward leaders who create sustainable long-term value for stockholders. Executive compensation programs have materially impacted our ability to attract and retain an experienced and successful leadership team and drive strength in financial results as our business has evolved in recent years.

•	We believe our executive compensation programs directly support our strategic objectives and performance-driven culture, tying compensation directly to performance. Compensation decisions are directly linked to value created for stockholders through the achievement of both short and long-term strategic goals.

•	We require executives to maintain a significant level of equity ownership in Life Technologies, further driving the link between stockholder value and executive rewards.

•	We consistently monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation and Organizational Development Committee of the Board (the Compensation Committee) will take into account the outcome of the vote when considering future executive compensation decisions for our Named Executive Officers, but the Board and Compensation Committee reserve the right to determine executive compensation irrespective of whether the stockholders approved the compensation for our Named Executive Officers.

The Board recommends that stockholders vote FOR approval of, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, which disclosure includes the “Executive Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.

Required Vote and Board Recommendation

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

APPROVE A NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF STOCKHOLDER VOTING ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to cast a non-binding advisory vote on the frequency of stockholder voting to approve compensation for our Named Executive Officers. You will have a choice on whether stockholders should vote annually, every other year, or every three years on compensation for our Named Executive Officers.

At least every six years, stockholders will be provided with an opportunity to cast a non-binding advisory vote on the frequency of voting to approve compensation for our Named Executive Officers. Stockholder voting on the frequency of approval of compensation for our Named Executive Officers will occur only in a Proxy Statement solicited for an annual meeting of stockholders or other meeting of stockholders for which the Securities and Exchange Commission requires executive compensation disclosure.

The results of the vote under this Proposal 5 will not be binding on the Board, but the Board will take into consideration the results of the vote. Certain circumstances may result in the Board determining that stockholders should vote more or less frequently on the compensation of Named Executive Officers and the Board reserves the right to make this determination. The results of the vote for this proposal will not overrule any decision by the Board or require the Board to take any action.

The Board believes the total compensation packages for executive officers are sound and commensurate with overall performance of the Company. Specifically, the Board has incorporated the following principles when making decisions related to executive officer compensation:

•	Review and determine compensation levels annually based on an assessment of competitive market data, the Company’s overall performance, and the contributions of individual executive officers;

•	Do not adopt or enter into severance and change-in-control (CIC) agreements that provide excessive benefits to executive officers;

•	No tax gross-ups on employee benefits, perquisites, or new CIC agreements;

•	Approve stock ownership guidelines that are meaningful, only recognize true stock ownership, and do not include unvested equity awards;

•	Annually review incentive plan designs and controls to assess their effectiveness and ensure they do not encourage excessive risk taking; and

•	Adopt a compensation recovery policy that allows the recoupment of incentive compensation from responsible executive officers whose decisions resulted in a material restatement of the Company’s financial reports.

In addition, the Board believes that biennial votes will provide the Company with the time to thoughtfully consider the results of the say-on-pay votes, respond to stockholders sentiments and implement changes. In contrast, the Board believes that annual votes would not allow for changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective and may unduly disrupt longer-term compensation strategies tied to Company performance.

Since the Board believes the Company’s executive compensation program is sound and commensurate with overall performance of the Company, the Board recommends that stockholders vote for the frequency of approval EVERY TWO YEARS of the compensation for the Company’s Named Executive Officers as the Securities and Exchange Commission requires the Company to disclose under its executive compensation disclosure rules.

Required Vote and Board Recommendation

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A TWO YEAR FREQUENCY PERIOD FOR AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Last Name and Address.  In accordance with notices that we sent to certain stockholders, we are sending only one copy of the Company’s Annual Report and Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the Company’s Annual Report and/or Proxy Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@lifetech.com or by mail to Investor Relations, Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, CA 92008, or call at (760) 603-7208. We will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request. You may also contact the Company if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Life Technologies stock at two different brokerage firms, your household will receive two copies of the Life Technologies Annual Meeting materials — one from each brokerage firm.

Stockholder Communications with Board of Directors.  Any stockholder who wishes to communicate with the Board, any committee of the Board, any individual director (including our Presiding Director) or the independent directors as a group may do so by writing to the Company’s Secretary at the following address: 5791 Van Allen Way, Carlsbad, CA 92008. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous or abusive content.

Stockholder Proposals for 2012 Annual Meeting.  Stockholders interested in submitting a proposal for consideration at our 2012 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 5791 Van Allen Way, Carlsbad, California 92008, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2012 Annual Meeting of Stockholders is November 19, 2011. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before November 19, 2011, and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after November 19, 2011 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 120 days or more than 150 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of this year’s Annual Meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. For the Company’s 2012 Annual Meeting of Stockholders, proper notice of business that is intended for inclusion in the Company’s proxy statement must be received not earlier than November 30, 2011, nor later than the close of business on December 30, 2011.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at the same address. Our Bylaws are also available on our website at www.lifetechnologies.com.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

John A. Cottingham
Chief Legal Officer & Secretary

March 18, 2011
Carlsbad, California

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LIFE TECHNOLOGIES CORPORATION,
a Delaware Corporation

LIFE TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

ONE:  The name of this Corporation is LIFE TECHNOLOGIES CORPORATION. Life Technologies Corporation was originally incorporated under the name Invitrogen Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 21, 1997 under the name Invitrogen Inc. The Certificate of Incorporation was later amended and restated pursuant to the terms of an Agreement and Plan of Merger filed with the Delaware Secretary of State on June 12, 1997. The Corporation filed an Amended and Restated Certificate of Incorporation on September 16, 1997. The Amended and Restated Certificate of Incorporation was further amended pursuant to resolutions approved by the Board of Directors and Stockholders of the Corporation, and such amendments were filed with the Delaware Secretary of State on January 29, 1999, and September 14, 2000. The Corporation filed a Certificate of Correction to the September 14, 2000, Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on February 21, 2001. The Corporation filed a Restated Certificate of Incorporation with the Delaware Secretary of State on October 20, 2003 and filed a Certificate of Correction to the October 20, 2003 Restated Certificate of Incorporation with the Delaware Secretary of State on February 18, 2004. The Corporation filed a Certificate of Amendment to the October 20, 2003 Restated Certificate of Incorporation with the Delaware Secretary of State on June 1, 2006. The Corporation filed a Restated Certificate of Incorporation with the Delaware Secretary of State and a Certificate of Correction to the March 27, 2001 Statement of Designation on September 14, 2006. The Corporation filed a Restated Certificate of Incorporation with the Delaware Secretary of State on November 20, 2008. Under the name Life Technologies Corporation, the Corporation filed a Restated Certificate of Incorporation with the Delaware Secretary of State on January 6, 2009 and a Restated Certificate of Incorporation with the Delaware Secretary of State on May 3, 2010.

TWO:  This Amended and Restated Certificate of Incorporation has been duly adopted by the directors and stockholders of the Corporation in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Restated Certificate of Incorporation of this Corporation as filed with the Secretary of State of the State of Delaware on May 3, 2010.

THREE:  The text of the Restated Certificate of Incorporation as heretofore in effect is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Life Technologies Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have authority to issue is 406,405,884, of which (a) 6,405,884 shares shall be preferred stock, par value $.01 per share (“Preferred Stock”), and (b) 400,000,000 shares shall be common stock, par value $.01 per share (“Common Stock”).

The Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

In addition, the Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions in this Article IV set forth, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

The Corporation may issue fractional shares (up to five decimal places) of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock, or fractions thereof, may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates (the “Uncertificated Common Shares”) shall be registered in the stock records book of the Corporation. The

Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Common Shares previously issued (or deemed issued) to such holder.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.  Board of Directors.

(a) Election of Directors need not be by written ballot unless the bylaws of the Corporation so provide.

(b) The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Commencing with the 2012 annual meeting of stockholders of the Corporation, the Directors whose terms expire at that meeting and all subsequent annual meetings of the Corporation’s stockholders shall be elected annually for terms expiring at the next succeeding annual meeting of stockholders. Notwithstanding the foregoing, the Class II directors elected at the 2010 annual meeting of stockholders and the Class III directors elected at the 2011 annual meeting of stockholders shall continue to serve until their terms would otherwise expire.

(c) The election of directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than the removal from office by a vote of the stockholders) may be filled only by a majority vote of the Directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until their respective successors are elected and qualified; provided, however, that any director who is replacing a director who was in the course of serving a three-year term shall serve for the remainder of the predecessor’s term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.  Bylaws.  The Board of Directors is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation to the extent specified therein. The bylaws of the Corporation may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of at least a majority of the outstanding voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or by a vote of at least a majority of the number of directors of the Corporation then authorized, in the manner prescribed by the laws of the State of Delaware.

ARTICLE VI

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. Stockholders may not take action by written consent and may act only at an annual or special meeting.

ARTICLE VII

To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the bylaws of the Corporation or from time to time by its Board of Directors.

ARTICLE VIII

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director of the Corporation, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of this Article VIII by (a) the stockholders of the Corporation or (b) an amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.

ARTICLE IX

Except for (1) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (2) actions in which a Federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the corporation, and any direct action brought by a stockholder against the Corporation or any of its directors or officers, alleging a violation of the Delaware General Corporation Law, the Corporation’s certificate of incorporation or bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board of Directors of the Corporation.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute; provided, however, that the affirmative vote of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article V, Article VI, Article VIII, or this Article X. All rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this      th day of          , 20  .

LIFE TECHNOLOGIES CORPORATION

By:

ANNUAL MEETING OF LIFE TECHNOLOGIES CORPORATION Annual Meeting of Life Technologies Corporation to be held on Thursday, April 28, 2011 for Holders as of February 28, 2011 This proxy is being solicited on behalf of the Board of Directors Date: April 28, 2011 Time: 8:00 A.M. (Local Time) Place: 5781 Van Allen Way, Carlsbad, California 92008See Voting Instruction on Reverse Side. Please separate carefully at the perforation and return just this portion in the envelope provided. Please make your marks like this: Use dark black pencil or pen only Unless Otherwise Specified, This Proxy will be Voted FOR the proposals Set Forth in the Proxy Statement. VOTED BY: INTERNET TELEPHONE Call Go To www.proxypush.com/life • Cast your vote online. • View Meeting Documents. 1: Please vote to elect the Company’s directors. Four Class III directors and two Class I directors are nominated for election. Class III directors will be elected to office for a three-year term (term to expire 2014) and ClassI directors will be elected to office for a one year term (term to expire 2012). 866-390-5390 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. OR Directors Recommend MAIL Class III Directors: 01 Balakrishnan S. Iyer 02 Gregory T. Lucier 03 Ronald A. Matricaria 04 David C. U’Prichard, Ph.D. Class I Directors: 05 William H. Longfield 06 Ora H. Pescovitz, M.D. For Against Abstain • Mark, sign and date your Voting Instruction Form/Proxy Card. • Detach your Voting Instruction Form/Proxy Card. • Return your Voting Instruction Form/Proxy Card in thepostage-paid envelope provided. OR For For For For For Would you like to make a comment about the company? Please use the voting website above to write to Life Technologies! All votes must be received by April 27, 2011 at 5:00 P.M. EDT. For 2: Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. For 3: Adoption of Amendments to the Company’s Certificate of Incorporation. For 4: Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2010 (Named Executive Officers). For PROXY TABULATOR FOR LIFE TECHNOLOGIES CORPORATION P.O. BOX 8016 CARY, NC 27512-9903 2 Years 1 2 3 Year Years Years Abstain 5: Approval of a non-binding advisory vote regarding the frequency of stockholder voting on the compensation of the Company’s Named Executive Officers. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures — This section must becompleted for your Instructions to be executed. Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting. EVENT # CLIENT # OFFICE # Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Life Technologies Corporation Annual Meeting of the Stockholders April 28, 2011 — 8:00 A.M. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors. Comments: The undersigned hereby appoints David F. Hoffmeister and John A. Cottingham and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Life Technologies Corporation on April 28, 2011, and any adjournments thereof, as set forth below, with all powers that the undersigned would possess if personally present. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the nominees for directors specified in item 1, FOR items 2, 3, 4, and 2 years in item 5. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.